Exhibit 10.4

Execution Version

COLLATERAL AGENCY, SECURITY AND DEPOSITARY AGREEMENT

Dated as of February 11, 2025

among

APLD HPC HOLDINGS LLC,
as Borrower,

each Subsidiary Guarantor party hereto,

SUMITOMO MITSUI BANKING CORPORATION,
as Administrative Agent,

SUMITOMO MITSUI BANKING CORPORATION,
as Collateral Agent,

and

SUMITOMO MITSUI BANKING CORPORATION,
as Depositary

Collateral Agency, Security &
Depositary Agreement

TABLE OF CONTENTS
		Page
Article I
DEFINITIONS; INTERPRETATION

1.1	Definitions	1
1.2	Uniform Commercial Code	6
1.3	Interpretation	6
1.4	Conflicts.	6
Article II
THE PROJECT ACCOUNTS

2.1	Establishment of Accounts	7
2.2	Maintenance of Accounts; Limited Borrower Rights; Accounts as Collateral	8

Article III
DEPOSITS INTO ACCOUNTS

3.1	Construction Account Deposits	10
3.2	Local Operating Account	11
3.3	Extraordinary Proceeds Account	11
3.4	Interest Reserve Account	11
Article IV
WITHDRAWALS AND TRANSFERS FROM ACCOUNTS – GENERAL PROCEDURES

4.1	Withdrawal and Transfer Procedure Generally	11
4.2	Trigger Events	14

Article V
THE ACCOUNTS

5.1	Withdrawals and Transfers from the Construction Account	14
5.2	Withdrawals and Transfers from the Local Operating Account	15
5.3	Withdrawals and Transfers from the Extraordinary Proceeds Account	15
5.4	Withdrawals and Transfers from the Interest Reserve Account	17

Article VI
PERMITTED ACCOUNT INVESTMENTS AND Acceptable Credit Support Instruments

6.1	Instructions	17
6.2	Earnings	18
6.3	Control	18
6.4	Limitation of Liability	18

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Article VII
GRANT OF SECURITY INTEREST

7.1	Collateral	19
7.2	Certain Representations and Warranties	22

Article VIII
FURTHER ASSURANCES; REMEDIES

8.1	Delivery and Other Perfection	22
8.2	Other Financing Statements and Liens	22
8.3	Preservation of Rights	23
8.4	Events of Default, Etc.	23
8.5	Deficiency	24
8.6	Locations; Names	24
8.7	Private Sale	25
8.8	Attorney-in-Fact	25
8.9	Perfection	25
8.1	Further Assurances	25

Article IX
ADMINISTRATION OF THE COLLATERAL; COLLATERAL AGENT AND Depositary Appointment

9.1	Administration of the Collateral	25
9.2	Application of Collateral Proceeds	26
9.3	Appointment and Authority	26
9.4	Rights as a Lender	27
9.5	Exculpatory Provisions	27
9.6	Reliance by Collateral Agent	30
9.7	Delegation of Duties	30
9.8	Resignation and Removal of Collateral Agent	31
9.9	Substitute Collateral Agent	32
9.10	The Depositary	32
9.11	Rights as a Lender	32
9.12	Exculpatory Provisions	33
9.13	Reliance by Depositary	36
9.14	Delegation of Duties	36
9.15	Resignation and Removal of Depositary	36
9.16	Collateral Matters	38
9.17	Erroneous Payments	39

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Article X
MISCELLANEOUS

10.1	No Waiver; Remedies Cumulative	41
10.2	Severability	41
10.3	Successors and Assigns	41
10.4	Counterparts; Integration; Effectiveness	42
10.5	Amendments, Etc.	42
10.6	Headings	42
10.7	Notices; Effectiveness; Electronic Communications	43
10.8	Reinstatement	44
10.9	Termination	44
10.10	Governing Law; Submission to Jurisdiction; Venue; Waiver of Jury Trial	44
10.11	Depositary Fees; Expenses; Indemnity	45
10.12	Entire Agreement	45
10.13	Third Party Beneficiaries	45
10.14	USA Patriot Act Section 326 Customer Identification Program	45
10.15	Court Orders	45
10.16	Treatment of Certain Information; Confidentiality	46
10.17	Credit Agreement	46

ANNEXES

1	Membership Interests
2	Filing Details

SCHEDULES

1.1	Excluded Accounts
2.2	Project Accounts and Wire Transfer Instructions
10.7	Notices

EXHIBIT

A	Form of Transfer Certificate
B	Form of Transfer Objection Notice

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COLLATERAL AGENCY, SECURITY AND DEPOSITARY AGREEMENT, dated as of February 11, 2025 (this “Agreement”), among APLD HPC HOLDINGS LLC, a Delaware limited liability company (the “Borrower”), APLD ELN-02 LLC, a Delaware limited liability company (“APLD ELN-02”), APLD ELN-02 A LLC, a Delaware limited liability company (“APLD ELN-02A”), APLD ELN-02 B LLC, a Delaware limited liability company (“APLD ELN-02B”), and APLD ELN-02 C LLC, a Delaware limited liability company (“APLD ELN-02C”, and together with APLD ELN-02, APLD ELN-02A and APLD ELN-02B, each a “Subsidiary Guarantor” and, collectively, the “Subsidiary Guarantors”, and, together with the Borrower, each a “Loan Party” and, collectively, the “Loan Parties”), SUMITOMO MITSUI BANKING CORPORATION, acting as Administrative Agent on behalf of the Lenders (in such capacity, together with its successors and permitted assigns in such capacity, the “Administrative Agent”), SUMITOMO MITSUI BANKING CORPORATION, acting as collateral agent on behalf of the Secured Parties (in such capacity and together with its successors and permitted assigns in such capacity, the “Collateral Agent”), and SUMITOMO MITSUI BANKING CORPORATION, acting as Depositary on behalf of the Secured Parties (in such capacity and together with its successors and permitted assigns in such capacity, the “Depositary”).

W I T N E S S E T H:

WHEREAS, the Borrower and the Subsidiary Guarantors have entered into a Credit and Guaranty Agreement, dated as of the date hereof (as amended, modified or supplemented from time to time, the “Credit Agreement”) with the Administrative Agent, the Collateral Agent and each of the Lenders from time to time party thereto;

WHEREAS, it is a condition precedent to the Closing Date under the Credit Agreement that the parties hereto enter into this Agreement;

NOW, THEREFORE, for and in consideration of the premises and of the covenants herein contained, and for other good and valuable consideration, the receipt and adequacy of which are hereby expressly acknowledged, the parties hereto intending to be legally bound, covenant and agree as follows:

Article I
DEFINITIONS; INTERPRETATION

1.1 Definitions. All capitalized terms used, but not otherwise defined herein, shall have the respective meanings assigned thereto in the Credit Agreement. In addition, as used in this Agreement, the following terms shall have the meanings specified below:

“Account Agreements” shall have the meaning ascribed thereto in Section 2.1(d).

“Account Assets” shall mean cash, Securities, Investment Property, any instrument or obligation, Security Entitlement, or any other Financial Asset, including all income, earnings and distributions thereon and all proceeds, products and accessions of and to any and all of the foregoing, including whatever is received or receivable upon any collection, exchange, sale or other disposition of any of the foregoing and any property into which any of the foregoing is converted, whether cash or non-cash proceeds, and any and all other amounts paid or payable under or in connection with any of the foregoing or otherwise credited to or held in any Project Account or any Local Operating Account, and including any Permitted Account Investments held by the Depositary pursuant to Article VI.

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“Administrative Agent” shall have the meaning ascribed thereto in the preamble.

“Agent Parties” shall have the meaning ascribed thereto in Section 10.7(c).

“Agreement” shall have the meaning ascribed thereto in the preamble.

“APLD ELN-02 LLC Agreement” shall mean that certain Second Amended and Restated Limited Liability Company Agreement of APLD ELN-02 LLC, a Delaware limited liability company, dated as of December 27, 2024, entered into by the Borrower, as sole member thereof.

“APLD ELN-02 A LLC Agreement” shall mean that certain Amended and Restated Limited Liability Company Agreement of APLD ELN-02 A LLC, a Delaware limited liability company, dated as of December 27, 2024, entered into by APLD ELN-02, as sole member thereof.

“APLD ELN-02 B LLC Agreement” shall mean that certain Amended and Restated Limited Liability Company Agreement of APLD ELN-02 B LLC, a Delaware limited liability company, dated as of December 27, 2024, entered into by APLD ELN-02, as sole member thereof.

“APLD ELN-02 C LLC Agreement” shall mean that certain Amended and Restated Limited Liability Company Agreement of APLD ELN-02 C LLC, a Delaware limited liability company, dated as of December 27, 2024, entered into by APLD ELN-02, as sole member thereof.

“Asset Sale” shall mean any Disposition of any property of any Loan Party, except as permitted by Section 7.5 of the Credit Agreement.

“Assigned Agreements” shall have the meaning ascribed thereto in Section 7.1(a).

“Borrower” shall have the meaning ascribed thereto in the preamble.

“Casualty Event” shall mean an event (or series of related events) which causes (or cause) all or any portion of the Collateral or the Project to be damaged, destroyed or rendered unfit for its intended use for any reason whatsoever (including an Event of Eminent Domain (other than a Total Event of Eminent Domain)), other than a Title Event.

“Collateral” shall have the meaning ascribed thereto in Section 7.1.

“Collateral Agent” shall have the meaning ascribed thereto in the preamble.

“Collateral Agent Replacement Effective Date” shall have the meaning ascribed thereto in Section 9.8(a).

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“Collection Expenses” shall mean all reasonable out-of-pocket costs and expenses (if any) and, if applicable, reasonable transaction costs incurred by the Borrower in connection with the collection, enforcement, negotiation, consummation, settlement, proceedings, administration or other activity related to the receipt and/or collection of the relevant proceeds, as applicable.

“Construction Account” shall have the meaning ascribed thereto in Section 2.1(a)(i).

“Control Agreement” shall mean the account control agreement entered into to establish “control” (within the meaning of the UCC) over a Local Operating Account included in the Collateral for purposes of perfecting the Liens of the Collateral Agent over such account, in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent.

“Corrected Transfer Certificate” shall mean a corrected Transfer Certificate delivered by the Borrower pursuant to Section 4.1(d) including corrections to the related Transfer Certificate delivered by the Borrower pursuant to Section 4.1(b).

“Credit Agreement” shall have the meaning ascribed thereto in the recitals.

“Default Period” shall mean the period commencing on a Trigger Date until the Trigger End Date (if any) thereafter.

“Depositary” shall have the meaning ascribed thereto in the preamble.

“Depositary Replacement Effective Date” shall have the meaning ascribed thereto in Section 9.15(a).

“Erroneous Payment” shall have the meaning ascribed thereto in Section 9.17(a).

“Erroneous Payment Subrogation Rights” shall have the meaning ascribed thereto in Section 9.17(d).

“Excluded Accounts” shall mean the accounts listed in Schedule 1.1.

“Excluded Asset” shall have the meaning ascribed thereto in Section 7.1.

“Extraordinary Proceeds Account” shall have the meaning ascribed thereto in Section 2.1(a)(ii).

“Interest Reserve Account” shall have the meaning ascribed thereto in Section 2.1(a)(iii).

“Interest Reserve Minimum Balance” shall mean $15,694,718.75.

“Loan Parties” means, collectively, the Borrower and each Subsidiary Guarantor, and “Loan Party” means any one of the foregoing.

“Local Bank” shall mean (a) First National Bank of Omaha, (b) Frost Bank, or (c) any other bank reasonably satisfactory to the Administrative Agent.

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“Local Operating Account” shall mean an account of any Loan Party opened and maintained with a Local Bank in accordance with Section 2.1(e), which account may or may not bear interest, which shall, prior to any transfer of funds of the Borrower to such Local Operating Account, be included in the Collateral and covered by a Control Agreement in accordance with Section 6.25 in the Credit Agreement, but to which the applicable Loan Party shall have at all times, other than during a Trigger Event, full access and signing authority for the purpose of making payment of Project Costs in accordance with this Agreement. For the avoidance of doubt, no Excluded Account shall be considered a Local Operating Account.

“Local Operating Account Transfer Cap” shall have the meaning ascribed thereto in Section 5.1(a).

“Loss Event” shall mean a Casualty Event or a Total Event of Eminent Domain.

“Loss Proceeds” shall mean, in connection with (a) any Casualty Event (other than an Event of Eminent Domain), the casualty insurance proceeds actually received by any Loan Party in respect of physical loss or damage arising from or in connection with such Casualty Event (but excluding proceeds of business interruption, delayed start-up and third party liability insurance); and (b) Event of Eminent Domain, the compensation, condemnation or other award, damages or other payments or monetary relief actually received by the applicable Loan Party in respect of the same.

“Net Cash Payments” shall mean, with respect to (a) any Asset Sale or any Title Event, the aggregate amount of cash payments actually received by or on behalf of the Borrower and (b) any Casualty Event or any Total Event of Eminent Domain, the aggregate amount of Loss Proceeds in respect of such Casualty Event or Total Event of Eminent Domain; provided that Net Cash Payments shall be net of (i) the amount of any costs, expenses, commissions and fees paid or payable by or on behalf of any Loan Party in connection with such Asset Sale, Title Event, Total Event of Eminent Domain or Casualty Event, (ii) any taxes imposed on and payable or reasonably estimated to be payable by any Loan Party as a result of such Asset Sale, Title Event, Total Event of Eminent Domain or Casualty Event and (iii) solely with respect to any Asset Sale, any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with accounting principles.

“Payment Recipient” shall have the meaning ascribed thereto in Section 9.17(a).

“Permitted Account Investments” shall mean investments in the form of Cash Equivalents.

“Prohibited Transfer” shall have the meaning ascribed thereto in Section 4.1(d)(i).

“Project Accounts” shall have the meaning ascribed thereto in Section 2.1(a).

“Remaining Restoration Amounts” shall have the meaning ascribed thereto in Section 5.3(b)(iv).

“Restoration” shall mean, with respect to any property that has been lost, destroyed, damaged, condemned, taken or otherwise adversely affected as a result of a Loss Event, to rebuild, repair, restore or replace such property in order to permit operation of the Project in accordance in all material respects with the Transaction Documents.

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“Restoration Notice” shall mean a written notice signed by a Responsible Officer of the Borrower (a) describing the relevant Casualty Event and (b) certifying (i) that the Borrower intends to undertake a Restoration in connection with such Casualty Event, (ii) the time period estimated by the Borrower to be necessary to complete any Restoration and (iii) that, as of the date of delivery of such Restoration Notice, the Borrower reasonably believes that such Restoration can be completed with funds available (or reasonably expected to be available) to it (including with proceeds of Loans and Loss Proceeds).

“Restoration Plan” shall mean a plan, budget and schedule in respect of a Restoration that (a) describes in reasonable detail the nature of such Restoration, (b) states the schedule and sets forth the milestones required to complete such Restoration within the specified time period and (c) sets forth the estimated cost of such Restoration, the sources of funds (including Loss Proceeds) that are anticipated to be available to pay for such Restoration and when they are expected to be available.

“Subsidiary Equity Collateral” shall have the meaning ascribed thereto in Section 7.1(l).

“Subsidiary Guarantor LLC Agreements” shall mean, collectively, the (a) APLD ELN-02 LLC Agreement, (b) APLD ELN-02 A LLC Agreement, (c) APLD ELN-02 B LLC Agreement and (d) APLD ELN-02 C LLC Agreement.

“Subsidiary Guarantors” shall have the meaning ascribed in the preamble.

“Termination Date” shall mean the date on which all Obligations (other than contingent liabilities and obligations which are unasserted at such date) have been fully paid, performed and discharged in cash, all Commitments have terminated or expired and no Hedge Agreement (other than any interest rate cap) shall be in effect.

“Title Event” shall mean the existence of any defect of title or Lien on the Project (other than Permitted Liens) that entitles the Borrower or the Collateral Agent to make a claim under any title policies issued in favor of the Borrower or the Collateral Agent.

“Title Event Proceeds” shall mean, in connection with any Title Event, the Net Cash Payments received by any Loan Party or the Collateral Agent in connection with such Title Event.

“Total Event of Eminent Domain” shall mean any action (or series of related actions) by any Governmental Authority (a) by which such Governmental Authority appropriates, confiscates, condemns, expropriates, nationalizes, seizes or otherwise takes all or substantially all of any Building, Equity Interests of the Borrower or the Project or (b) by which such Governmental Authority assumes custody or control of all or substantially all of any Building, Equity Interests of the Borrower or the Project or business operations of the Borrower, in each case, that is reasonably anticipated to last for more than thirty (30) consecutive days.

“Transfer Certificate” shall mean a transfer certificate substantially in the form of Exhibit A signed by a Responsible Officer of the Borrower and complying in all respects with the requirements set forth in this Agreement.

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“Transfer Date” shall mean the last Business Day of each calendar month following the date of the initial Borrowing under the Credit Agreement.

“Transfer Objection Notice” shall mean a written notice delivered by the Administrative Agent to the Depositary (with a copy to the Borrower and the Collateral Agent) in the form attached hereto as Exhibit B (a) objecting to one or more proposed transfers requested in the relevant Transfer Certificate due to an inconsistency or non-compliance with the requirements relating thereto as provided in the Loan Documents and (b) attaching the relevant Transfer Certificate indicating in column (G) of Schedule 1 thereto that the Administrative Agent objects to such transfers.

“Trigger Date” shall have the meaning ascribed thereto in Section 4.2(a).

“Trigger End Date” shall have the meaning ascribed thereto in Section 4.2(a).

“Trigger Event” shall have the meaning ascribed thereto in Section 4.2(a).

“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York; provided that if, with respect to any financing statement or by reason of any provisions of law, the perfection or the effect of perfection or non-perfection of the security interests granted to the Collateral Agent pursuant to the applicable Security Document is governed by the Uniform Commercial Code as in effect in a jurisdiction of the United States other than New York, UCC shall mean the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions of each such Security Document and any financing statement relating to such perfection or effect of perfection or nonperfection.

1.2 Uniform Commercial Code. The terms “Accounts,” “Chattel Paper,” “Commercial Tort Claim,” “Deposit Account,” “Document,” “Equipment,” “Fixtures,” “General Intangible,” “Goods,” “Instrument,” “Inventory,” “Investment Property,” “Letter-of-Credit Right,” “Payment Intangible,” “Proceeds” and “Software” have the respective meanings ascribed thereto in Article 9 of the UCC. The terms “Entitlement Holder,” “Entitlement Order,” “Financial Asset,” “Securities Account,” “Securities Intermediary,” “Security” and “Security Entitlement” have the respective meanings ascribed thereto in Article 8 of the UCC.

1.3 Interpretation. The principles of construction set forth in Section 1.2 of the Credit Agreement are incorporated herein as if set forth herein.

1.4 Conflicts. Except as otherwise expressly provided herein, the parties agree that in the event of any conflict between the provisions of this Agreement (or any portion thereof) and the provisions of any other Loan Document, the provisions of this Agreement shall control with respect to the matters set forth in this Agreement. In the event that in connection with the establishment of any of the Project Accounts with the Depositary, any Loan Party shall enter into any agreement, instrument or other document with the Depositary which has terms that are in conflict with or inconsistent with the terms of this Agreement, the terms of this Agreement shall control.

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Article II
THE PROJECT ACCOUNTS

2.1 Establishment of Accounts.

(a) Project Accounts. The Depositary has established, or will establish prior to the applicable dates below, the following segregated, non-interest bearing Dollar-denominated project accounts (and, within certain of such accounts, non-segregated sub-accounts) (collectively, the “Project Accounts”) in respect of which the Borrower shall be the sole Entitlement Holder, which shall be maintained until the termination of this Agreement (or as otherwise expressly provided in this Agreement):

(i) Account #382870 entitled “Construction Account” (the “Construction Account”);

(ii) Account #382871 entitled “Extraordinary Proceeds Account” (the “Extraordinary Proceeds Account”); and

(iii) Account #382953 entitled “Interest Reserve Account” (the “Interest Reserve Account”).

(b) In addition, the Depositary may open from time to time additional sub-accounts of the Project Accounts, as directed by the Administrative Agent (unless a Trigger Event has occurred, with the consent of the Borrower, such consent not to be unreasonably withheld or delayed), and each reference herein to any Project Account shall in each case automatically be deemed to be a reference to any such new sub-accounts of such Project Account. Unless a Trigger Event has occurred and is continuing, the Borrower may request the Administrative Agent to approve and direct the establishment of such sub-accounts (which approval shall not be unreasonably withheld, delayed or conditioned) as set forth herein.

(c) The Depositary shall not change the name or account number of any Project Account without the prior written consent of the Collateral Agent (acting with the consent of the Administrative Agent, such consent not to be unreasonably withheld or delayed) and the Borrower. Notwithstanding the foregoing, upon prior notification to the Collateral Agent and the Borrower, the Depositary may change the name or account number of any Project Account if such change is a result of an internal system change.

(d) Regardless of any provision in any other agreement, including any other agreement now or hereafter establishing, governing or otherwise relating to any Project Account (collectively, the “Account Agreements”), (i)(A) the “securities intermediary’s jurisdiction” (within the meaning of Section 8-110(e) of the UCC) shall be the State of New York, and the “bank’s jurisdiction” (within the meaning of Section 9-304(b)(1) of the UCC) shall be the State of New York and (B) the Account Agreements are hereby amended to provide that the laws applicable to all the issues specified in Article 2(1) of the Hague Convention are the laws of the State of New York, (ii) the provisions set forth in clause (i) supersede any contrary provisions in any Account Agreement or agreement relating to the Project Accounts or any Account Asset(s) and (iii) the parties hereto agree that they will not amend clauses (i) and (ii) prior to the termination of this Agreement and that to the extent that this Agreement or any Account Agreement are at any time governed by laws other than the laws of the State of New York, the parties hereto do not consent to the new governing law for the purposes of the issues specified in Article 2(1) of the Hague Convention.

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(e) In addition to the Project Accounts, the Borrower shall be permitted to maintain one or more Local Operating Accounts so long as (i) each such Local Operating Account is funded and operated in accordance with Section 5.2; and (ii) a copy of the Control Agreement in respect of the applicable Local Operating Account executed by the Local Bank, the Borrower and the Collateral Agent, is delivered to the Collateral Agent in accordance with Section 6.25 in the Credit Agreement prior to any transfer of funds of the Borrower to such Local Operating Account.

2.2 Maintenance of Accounts; Limited Borrower Rights; Accounts as Collateral.

(a) Standing Account Deposit Instructions. The Loan Parties shall instruct all parties at any time paying (i) proceeds from any Asset Sale to any Loan Party and any Loss Proceeds (other than in respect of a Total Event of Eminent Domain), to make such payments directly to the Construction Account; (ii) proceeds in connection with a Total Event of Eminent Domain, to make such payments directly to the Extraordinary Proceeds Account; and (iii) Title Event Proceeds, to make such payments directly to the Extraordinary Proceeds Account, in the case of clauses (i) through (iii), using the wire instructions provided in Schedule 2.2, and the Depositary shall have the right to receive all payments directly from the Persons making such payments.

(b) Acceptance of Payment and Maintenance of Accounts.

(i) The Depositary hereby agrees to accept each Account Asset delivered to it for deposit into a Project Account. Each of the Project Accounts shall be maintained by the Depositary at its office in New York, New York. The Depositary agrees that it shall maintain each Project Account on its books and records during the term of this Agreement as a Securities Account.

(ii) All Account Assets shall be delivered to the Depositary pursuant to the terms of this Agreement. The Depositary agrees to hold all Account Assets in the Project Accounts as a Securities Intermediary. All Account Assets delivered to the Depositary will be promptly credited to a Project Account, in accordance with the written instructions of the Borrower or the Collateral Agent (acting at the direction of the Administrative Agent).

(iii) The Depositary hereby agrees that the Account Assets in the Project Accounts are, and shall be held and treated as, Financial Assets. The Depositary shall, subject to the terms of this Agreement, identify the Borrower on its books as the Entitlement Holder with respect to the Project Accounts and the Account Assets held therein.

(iv) All Financial Assets in registered form or payable to or to the order of and credited to any Project Account shall be registered in the name of, payable to or to the order of, or endorsed to, the Depositary or in blank, or credited to another Securities Account maintained in the name of the Depositary, and in no case will any Financial Asset credited to any Project Account be registered in the name of, payable to or to the order of, or endorsed to, any Loan Party except to the extent the foregoing have been endorsed by such Loan Party to the Depositary or in blank.

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(v) To the extent that any Project Account is not considered or is determined not to be a “securities account” (within the meaning of Section 8-501(a) of the UCC), such Project Account shall be deemed to be a “deposit account” (as defined in Section 9-102(a)(29) of the UCC), which the Borrower shall maintain with the Depositary acting not as a securities intermediary but as a “bank” (within the meaning of Section 9-102(a)(8) of the UCC).

(c) Entitlement Orders.

(i) Each Loan Party agrees that, during any Default Period, the Depositary may, and the Depositary agrees that it shall, comply with (A) all written instructions originated by the Collateral Agent directing disposition of funds in any Project Account and (B) all Entitlement Orders originated by the Collateral Agent with respect to any Project Account or any Security Entitlement carried therein, in each of the foregoing cases, without the consent of any Loan Party or any other Person. The Depositary shall promptly comply with all such Entitlement Orders and such written instructions of the Collateral Agent as described in the preceding sentence.

(ii) The Depositary shall not execute and deliver, or otherwise become bound by, any agreement (other than this Agreement) under which the Depositary agrees with any Person to comply with Entitlement Orders or instructions originated by such Person relating to any of the Project Accounts or the Security Entitlements that are the subject of this Agreement.

(iii) The Depositary shall accept and comply with Entitlement Orders originated by the Borrower with respect to a Project Account to the extent the Borrower is provided with such ability in respect of such Project Account pursuant to this Agreement. In the event of any conflict between Entitlement Orders originated by the Borrower and Entitlement Orders originated by the Collateral Agent, the Depositary will comply with the Borrower’s Entitlement Orders, except during any Default Period, when the Depositary shall comply with the Collateral Agent’s Entitlement Orders. The Depositary shall not grant any Lien on any Financial Asset that is the subject of any Security Entitlement credited to any Project Account.

(iv) Any notice given to a representative of the Borrower shall be deemed to have been given to the Borrower.

(d) Adverse Claims.

(i) In the event that the Depositary has or subsequently obtains by agreement, operation of Law or otherwise a Lien on any Account Asset, the Depositary agrees that, with respect to the Project Accounts, such Lien shall (except to the extent provided in the last sentence of this clause (i)) be subordinate in all respects to the Liens of the Collateral Agent created under this Agreement. Except as provided in Section 10.11, the Account Assets in the Project Accounts will not be subject to deduction, set-off, banker’s lien, or any other right in favor of any Person other than the Collateral Agent (except that the Loan Parties and the Collateral Agent hereby authorize the Depositary to debit the relevant Project Account to the extent of returned items and chargebacks either for uncollected checks or other items of payment and transfers previously credited to one or more of the Project Accounts and for the Depositary’s uncollected fees and expenses with respect to the Project Accounts).

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(ii) As of the date hereof, except for the claims and interests of the Collateral Agent and the Loan Parties in each of the Project Accounts, the Depositary has not received written notice of any claim to, or interest in, any Account Asset. If any Person (other than the Loan Parties or the Collateral Agent) asserts (by delivery of written notice to the Depositary) any Lien, encumbrance or adverse claim (including any writ, garnishment, and judgment, warrant of attachment, execution or similar process) against any Account Asset, the Depositary will promptly notify the Collateral Agent and the Borrower thereof.

(e) Accounts Constitute Collateral.

(i) Each Account Asset shall be (A) held in the name of the Borrower and (B) with respect to the Accounts Assets in any Project Account or any Local Operating Account, subject to a Lien in favor of the Collateral Agent for the benefit of the Secured Parties.

(ii) Each Account Asset in the Project Accounts shall be held in the custody of, and subject to the exclusive dominion of, the Depositary, for and on behalf of the Collateral Agent for the purposes and on the express terms set out herein and in the other Security Documents. Each Account Asset in the Project Accounts or any Local Operating Account shall constitute a part of the Collateral and shall not constitute payment of any Indebtedness or any other obligation of any Loan Party until expressly applied thereto in accordance with the provisions hereof.

(iii) Each Loan Party represents that (A) for purposes of Section 8-106 of the UCC, as a result of this Agreement, the Collateral Agent, on behalf of the Secured Parties, has “control” of all Security Entitlements with respect to Financial Assets credited to each of the Project Accounts and (B) to the extent any Project Account is deemed to be a Deposit Account, for purposes of Section 9-104 of the UCC, as a result of this Agreement, the Collateral Agent, on behalf of the Secured Parties, has “control” of such Project Account.

Article III
DEPOSITS INTO ACCOUNTS

3.1 Construction Account Deposits. The Borrower shall cause to be deposited into the Construction Account the following amounts:

(a) all proceeds of the Loans made under the Credit Agreement;

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(b) except if deposited in an Excluded Account, all proceeds of equity contributions made by or on behalf of the Sponsor or any other Affiliate of the Borrower, in each case, to the Borrower; and

(c) all other amounts received by any Loan Party and not expressly required to be deposited to the Extraordinary Proceeds Account pursuant to this Agreement.

3.2 Local Operating Account. If opened and maintained in accordance with this Agreement and the Credit Agreement, any Local Operating Account shall be funded solely from the Construction Account at such times and in such amounts as provided in Section 5.1.

3.3 Extraordinary Proceeds Account. The Loan Parties shall remit (or shall cause to be remitted) the following to the Extraordinary Proceeds Account:

(a) one hundred percent (100%) of Net Cash Payments in connection with any Total Event of Eminent Domain;

(b) all Loss Proceeds (including Loss Proceeds from a Total Loss) with respect to any Casualty Event in excess of one million Dollars ($1,000,000); and

(c) any Title Event Proceeds.

3.4 Interest Reserve Account. On or prior to the Closing Date, the Interest Reserve Account shall be funded with proceeds of the Borrowing in an amount equal to the Interest Reserve Minimum Balance.

Article IV
WITHDRAWALS AND TRANSFERS FROM ACCOUNTS – GENERAL PROCEDURES

4.1 Withdrawal and Transfer Procedure Generally.

(a) Transfer Certificates. Except as otherwise expressly provided herein and notwithstanding anything to the contrary contained in any other Loan Document, the Loan Parties shall not be entitled to withdraw or transfer monies from any Project Account. Withdrawals or transfers from any Project Account shall (except as otherwise expressly provided herein) be made by the Depositary, in accordance with the applicable Transfer Certificate.

(b) Delivery of Transfer Certificate and Supporting Documentation.

(i) The Borrower shall deliver each Transfer Certificate to the Depositary (with a copy to the Administrative Agent and Collateral Agent), together with the supporting documentation described in Section 4.1(b)(ii), no later than 11:00 a.m., New York time, at least three (3) Business Days (but not more than ten (10) days) prior to the requested date of transfer; provided that if, at any time prior to the relevant requested Transfer Date in any Transfer Certificate, the Borrower becomes aware that any representation or other information included in such Transfer Certificate is not true or accurate in any respect, the Borrower shall promptly (and in any event prior to the Transfer Date specified therein) supplement such Transfer Certificate such that all representations and other information therein are true and correct in all respects as of such requested Transfer Date.

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(ii) Each Transfer Certificate requesting a transfer from the Construction Account (other than to another Project Account), shall attach (A) copies of invoices and other reasonably detailed supporting documentation with regard to the Project Costs in excess of $100,000 individually that the Borrower intends to pay pursuant to such Transfer Certificate; and (B) if the Project Costs to be paid pursuant to such Transfer Certificate are for amounts due to a Construction Contractor, the Administrative Agent shall have received copies of duly executed acknowledgments of payments and partial releases of mechanics’ and materialmen’s liens, in form and substance reasonably acceptable to the Administrative Agent, from such Construction Contractor, to the extent provided to the applicable Loan Party pursuant to the Construction Contract; provided that such releases may be conditioned upon receipt of payment with respect to the work, services and materials to be paid for with the requested funds.

(c) Account Statements to be Provided by the Depositary. The Depositary shall provide to the Borrower, the Collateral Agent and the Administrative Agent access to bank statements and transaction activities reports with respect to the Project Accounts, showing the balances then on deposit or credited to the Project Accounts via the Depositary’s online service and in each case subject to the Borrower, the Collateral Agent and the Administrative Agent providing any reasonable information to the Depositary that is needed to establish such Person with access to such online system. In addition, transaction statements including details for investment transactions will be provided via the online system as set forth in Section 6.1.

(d) Review of Transfer Certificates.

(i) With respect to any Transfer Certificate that requests a transfer from the Construction Account or the Extraordinary Proceeds Account, the Administrative Agent shall deliver a copy of such certificate to the Lenders and in the event that, no later than two (2) Business Days prior to the date of transfer to which such Transfer Certificate relates, the Administrative Agent determines that one or more proposed transfers fail to satisfy the requirements of this Agreement or any other Loan Document (each a “Prohibited Transfer” and, collectively, the “Prohibited Transfers”), the Administrative Agent shall issue a Transfer Objection Notice to the Depositary and the Borrower, with the reasons for the issuance thereof noted thereon. Upon receipt by the Borrower of such Transfer Objection Notice, the Borrower shall make such corrections to the applicable Transfer Certificate as are reasonably necessary to rectify the Prohibited Transfers described in such Transfer Objection Notice to the reasonable satisfaction of the Administrative Agent by issuing a Corrected Transfer Certificate reflecting such corrections to the Administrative Agent and the Depositary, which Corrected Transfer Certificate shall supersede the original Transfer Certificate in its entirety with respect to such Prohibited Transfers.

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(ii) In the case that the Administrative Agent issues a Transfer Objection Notice, the Depositary shall (A) make only such payments and transfers set forth in the original Transfer Certificate that were not identified in such Transfer Objection Notice as Prohibited Transfers and (B) upon receipt of a Corrected Transfer Certificate, make all payments and transfers set forth therein (to the extent not already made pursuant to clause (A)), in each case by initiating such payment or transfer not later than 2:00 p.m., New York time, on the transfer date set out therein or, if later, the third (3rd) Business Day following receipt by the Depositary of the Corrected Transfer Certificate (the Depositary agreeing to use commercially reasonable efforts to make the transfers in a Corrected Transfer Certificate as soon as reasonably practicable after its receipt thereof). Notwithstanding anything to the contrary herein, in no event shall any Transfer Objection Notice or issuance by the Borrower of a Corrected Transfer Certificate prevent the Borrower from directing the Depositary to make transfers toward the payment of Obligations then due and payable by the applicable due dates therefor (and the Depositary is hereby directed to make such transfers), and the Borrower shall be permitted to submit at any time a Transfer Certificate with respect to such amounts to the Depositary not later than two (2) Business Days prior to the requested date of such transfer.

(iii) Nothing in this Section 4.1(d) shall preclude the Administrative Agent from consulting with the Borrower, any Secured Party or any consultant, legal counsel or other expert advisor in making its determinations with respect to any Transfer Certificate pursuant to and within the applicable time frame set forth in clause (i) above, in accordance with the Loan Documents or for the Administrative Agent not to act as directed by the Required Lenders.

(iv) In the event that, following the delivery to the Depositary of a Transfer Certificate but prior to the relevant transfer date, the Borrower shall determine that (i) any amounts specified in a Transfer Certificate (or an amended certificate, as applicable) have been incorrectly calculated or relevant amount not included or (ii) there have occurred changes in the facts and circumstances on which the amounts specified in a Transfer Certificate were based so as to require the revision of such requested amounts, the Borrower shall notify the Administrative Agent and the Depositary in writing promptly and may replace such Transfer Certificate (or such amended certificate, as applicable) with a new Transfer Certificate reflecting such corrected or revised amounts (a “Replacement Certificate”). The Borrower will deliver the Replacement Certificate to the Depositary no later than three (3) Business Days prior to the withdrawal date to which the original certificate relates. References to Transfer Certificates shall refer to Replacement Certificates therefore, as appropriate.

(e) Implementation of Transfer Certificates. Except as otherwise provided in this Agreement, upon the receipt by the Depositary from the Borrower of a Transfer Certificate and, in the case of a transfer that is requested from the Construction Account or the Extraordinary Proceeds Account, so long as it has not received a Transfer Objection Notice from the Administrative Agent in accordance with Section 4.1(d)(i) (in which case the Depositary shall make transfers in accordance with Section 4.1(d)(ii)), the Depositary shall pay or transfer the amounts specified therein by initiating such payment or transfer not later than 2:00 p.m., New York time, on the transfer date set out therein.

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(f) Failure of the Borrower to Submit Transfer Certificate, Etc. Notwithstanding any other provision of this Agreement or any other Loan Document to the contrary, if at any time the Borrower fails to timely submit a Transfer Certificate for a required withdrawal or transfer of funds to or from any Project Account (whether on a Transfer Date or otherwise), or if any Transfer Certificate submitted by the Borrower has been objected to by the Administrative Agent pursuant to Section 4.1(d), the Depositary is hereby expressly authorized to effect any withdrawal, transfer, conversion and payment, as applicable, from any Project Account as and to the extent the Depositary is so directed in writing by the Administrative Agent (with a copy to the Borrower) in order to fully pay any Obligations then due and payable pursuant to the terms of any Loan Document. Any such written direction shall be conclusive evidence of such amounts, absent manifest error. As soon as reasonably practicable (and in any event within one (1) Business Day) after its receipt thereof, the Depositary shall provide a copy of any such written direction from the Administrative Agent to the Borrower and the Collateral Agent.

4.2 Trigger Events.

(a) On and after the time that the Depositary receives written notice from the Collateral Agent (acting at the direction of the Administrative Agent) that an Event of Default has occurred and is continuing (any such continuing Event of Default shall be referred to as a “Trigger Event,” and the date of the Depositary’s receipt of such notice, a “Trigger Date”), notwithstanding anything to the contrary contained herein, the Depositary shall thereafter accept all notices and instructions required or permitted to be given to the Depositary pursuant to the terms of this Agreement with respect to a Project Account only from the Collateral Agent (acting at the direction of the Administrative Agent) and not from the Borrower or any other Person, and the Depositary shall not withdraw, transfer, pay or otherwise distribute any monies in any of the Project Accounts except pursuant to such notices and instructions from the Collateral Agent unless the Depositary receives written notice from the Collateral Agent (acting at the direction of the Administrative Agent) that the applicable Event of Default has been waived, cured or otherwise no longer exists (the date of receipt of such notice, the “Trigger End Date”).

(b) If requested in writing to do so by the Administrative Agent or the Collateral Agent (in either case, acting at the direction of the Required Lenders) following a Trigger Date, within three (3) Business Days of such request, the Depositary shall render an accounting of all monies in the Project Accounts as of such Trigger Date to the Administrative Agent or the Collateral Agent, as applicable, with a copy to the Borrower.

(c) During any Default Period, and notwithstanding anything herein to the contrary (but without limiting any of the Secured Parties’ rights or remedies hereunder or under the other Security Documents), the Collateral Agent (or the Depositary at the Collateral Agent’s written direction) shall be permitted (acting at the direction of the Administrative Agent) to (i) instruct the liquidation or making of Permitted Account Investments, (ii) direct the disposition of the funds in each of the Project Accounts and (iii) pay interest and principal and all other Obligations then due and payable in accordance with the priorities set forth in Section 9.2, in each instance in accordance with the terms of the Loan Documents.

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Article V
THE ACCOUNTS

5.1 Withdrawals and Transfers from the Construction Account.

(a) Subject to Section 4.2, the Borrower and the Collateral Agent hereby irrevocably authorize the Depositary to make withdrawals and transfers from the Construction Account (in the order and to the extent determined by the Borrower) of amounts on or in advance of any date on which a Project Cost is due and payable (as specified in the applicable Transfer Certificate in accordance with the procedure set out in Section 4.1), to the extent then available in the Construction Account, for the direct payment of such Project Costs (or, if any Local Operating Account has been opened and is maintained in accordance with this Agreement and the Credit Agreement as of such date, to transfer to one or more Local Operating Accounts an aggregate amount not to exceed the excess of (x) the aggregate amount of Project Costs then due and payable minus (y) (I) the aggregate amount then on deposit in the Local Operating Accounts minus (II) any such amounts on deposit in the Local Operating Accounts that have been previously designated for payment of Project Costs that have not yet been paid (the “Local Operating Account Transfer Cap”)).

(b) [Reserved.]

5.2 Withdrawals and Transfers from the Local Operating Account. Subject to Section 4.2, if the Local Operating Account has been opened and is maintained in accordance with this Agreement and the Credit Agreement at any time, the Borrower shall be permitted to withdraw funds at any time and in any amount from such Local Operating Account to pay Project Costs then due and payable. With respect to any funds so withdrawn, the Borrower hereby covenants and agrees to apply such amounts exclusively to the payment of Project Costs.

5.3 Withdrawals and Transfers from the Extraordinary Proceeds Account.

(a) Net Cash Payments for Events of Eminent Domain. Subject to Section 4.2, after the deposit of any Net Cash Payments with respect to any Total Event of Eminent Domain into the Extraordinary Proceeds Account pursuant to Section 3.3(a), the Borrower shall, promptly (and in any event within thirty (30) days) after the deposit thereof into the Extraordinary Proceeds Account, transfer such proceeds to the Administrative Agent for application, on such date, to the prepayment (on a pro rata basis) of the Loans in accordance with Section 2.4(b) of the Credit Agreement.

(b) Casualty Events; Restoration Plan.

(i) Within thirty (30) days after the occurrence of any Casualty Event the cost of which to repair is reasonably estimated by the Borrower to exceed ten million Dollars ($10,000,000), the Borrower shall deliver to the Collateral Agent a Restoration Notice.

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(ii) Upon the occurrence of a Casualty Event (other than a Total Loss) resulting in the receipt of Loss Proceeds, subject to Section 4.2, the Borrower and the Collateral Agent hereby irrevocably authorize the Depositary to make withdrawals and transfers of such Loss Proceeds on deposit in the Extraordinary Proceeds Account (as specified in the applicable Transfer Certificate in accordance with the procedure set out in Section 4.1) for application as set forth below, including for the payment or reimbursement of Collection Expenses to the extent not paid prior to the deposit of the relevant Loss Proceeds:

(A) in the event that the Net Cash Payments are less than or equal to ten million Dollars ($10,000,000) in the aggregate in respect of such Loss Event, such Net Cash Payments shall be available to the Borrower to use in Restoration and/or to be transferred to the Construction Account; and

(B) in the event that the Net Cash Payments are greater than ten million Dollars ($10,000,000) in the aggregate in respect of any Loss Event, such Net Cash Payments shall be available to the Borrower for use in Restoration, if (1) the Borrower shall have submitted to the Administrative Agent a Restoration Plan and (2) the Required Lenders shall have approved such Restoration Plan.

(iii) If, in connection with any Casualty Event, all or any portion of the Net Cash Payments arising from any Loss Proceeds are not permitted to be applied to Restoration pursuant to Section 5.3(b)(ii)(B), such unapplied Net Cash Payments shall be transferred by the Depositary (as specified in the applicable Transfer Certificate in accordance with the procedure set out in Section 4.1) to the Administrative Agent to be applied to the prepayment of the Loans on the immediately succeeding Transfer Date in accordance with Section 2.4(b) of the Credit Agreement.

(iv) Upon completion of any Restoration undertaken by the Borrower in accordance with the Lease, the Borrower shall deliver to each Agent and the Depositary a certificate of a Responsible Officer of the Borrower certifying that (A) to the extent a Restoration Plan is required by this Section 5.3, such Restoration has been completed in all material respects in accordance with the Restoration Plan therefor and that the Building is capable of operating in all material respects in accordance with the Loan Documents and (B) the amount, if any, required, in the Borrower’s reasonable opinion, to be retained in the Extraordinary Proceeds Account for the payment of any remaining costs not then due and payable or the liability for payment of which is being contested or disputed by the Borrower and for the payment of reasonable contingencies following completion of such Restoration (collectively, the “Remaining Restoration Amounts”). Within three (3) Business Days after receipt by the Depositary of such certificate, the Depositary shall transfer the remaining amount of Loss Proceeds in the Extraordinary Proceeds Account in excess of the Remaining Restoration Amounts as set forth in such certificate to the Construction Account. Any Loss Proceeds retained in the Extraordinary Proceeds Account to pay Remaining Restoration Amounts and not needed for such purpose shall be transferred, at the written direction of the Borrower, to the Construction Account.

(v) In the case of a Total Loss resulting in Loss Proceeds, unless otherwise directed by the Required Lenders, the Net Cash Payments arising therefrom shall be transferred by the Depositary (as specified in the applicable Transfer Certificate in accordance with the procedure set out in Section 4.1) to the Administrative Agent to be applied to the prepayment of the Loans on the immediately succeeding Transfer Date in accordance with Section 2.4(b) of the Credit Agreement.

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(c) Title Events.

(i) Upon the occurrence of any Title Event resulting in the receipt of Title Event Proceeds, any Title Event Proceeds on deposit in the Extraordinary Proceeds Account shall be applied by the Borrower solely to pay or reimburse costs and expenses necessary to remedy the applicable Title Event. Upon completion of the effort to remedy any Title Event, the Borrower shall deliver to each Agent and the Depositary a certificate of a Responsible Officer of the Borrower certifying (A) as to the result of the effort to remedy such Title Event and (B) that the amount of Title Event Proceeds, if any, required in the Borrower’s reasonable opinion to be retained in the Extraordinary Proceeds Account for the payment of any remaining expenses required for the satisfactory resolution of such Title Event (collectively, the “Remaining Title Event Expenses”), which amount shall be set forth in such certificate, is sufficient to pay such expenses. Within three (3) Business Days after receipt by the Depositary of such certificate and confirmation by the Administrative Agent that such certificate is reasonably satisfactory to it, the Depositary shall transfer the remaining amount of Title Event Proceeds in the Extraordinary Proceeds Account in excess of the Remaining Title Event Expenses as set forth in such certificate to the Construction Account. Upon the completion of the remedy of a Title Event, the Borrower shall deliver to the Administrative Agent a certificate of a Responsible Officer of the Borrower certifying that such Title Event has been remedied in full. Any Title Event Proceeds retained in the Extraordinary Proceeds Account to pay Remaining Title Event Expenses and not needed for such purpose shall be transferred, at the written direction of the Borrower to the Construction Account.

(ii) In the event the Borrower is unable to remedy any Title Event as described in Section 5.3(c)(i) within sixty (60) days of the occurrence of such Title Event (as such period may be extended by written approval of the Collateral Agent (acting at the direction of the Administrative Agent), such approval not to be unreasonably withheld or delayed, if the Borrower is diligently pursuing a remedy for such Title Event), the Depositary shall, at the written direction of the Administrative Agent or the Collateral Agent (acting at the direction of the Administrative Agent), transfer such Title Event Proceeds to the Administrative Agent to be applied to the prepayment of the Loans on the immediately succeeding Transfer Date in accordance with Section 2.4(b) of the Credit Agreement.

5.4 Withdrawals and Transfers from the Interest Reserve Account.

(a) Subject to Section 4.2, the Borrower shall, from time to time, instruct the Depositary to make withdrawals and transfers from the Interest Reserve Account to pay any interest, fees, expenses and all other amounts then due and payable under the Loan Documents pursuant to Transfer Certificates in accordance with Section 4.1, to the extent of funds then on deposit in the Interest Reserve Account.

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Article VI
PERMITTED ACCOUNT INVESTMENTS AND Acceptable Credit Support Instruments

6.1 Instructions. Upon written instruction, which may be in the form of a standing instruction, from the Borrower, the Depositary shall invest and reinvest any balances in any Project Account from time to time in Permitted Account Investments denominated in the same currency as the amounts on deposit in the Project Account from which such funds originated; provided that, during any Default Period, the Collateral Agent shall, at the written instruction of the Required Lenders, direct the Depositary to invest and reinvest such balances in accordance with such written instructions. Absent written instructions from the Borrower (which may be contained in standing instructions), the balance in the Project Accounts under this Agreement shall remain uninvested. The Depositary shall furnish the Borrower with periodic cash transaction statements which include details for all investment transactions effected by the Borrower or brokers selected by the Borrower. The Borrower hereby elects to have such statements delivered via the Depositary’s online service, and upon electing such service, paper statements will be provided only upon request. The Borrower acknowledges that upon its written request and at no additional cost, it has the right to receive notification after the completion of each purchase and sale of permitted investments or the Depositary’s receipt of a broker’s confirmation. The Borrower agrees that such notifications shall not be provided by Depositary and Depositary shall make available, upon request and in lieu of notifications, periodic account statements that reflect such investment activity. No statement need be made available for any account if no activity has occurred in such account during such period.

6.2 Earnings. Earnings on Permitted Account Investments in the Project Accounts shall be deposited when paid into the Project Account from which the investment is made for application as provided for herein.

6.3 Control. All funds in a Project Account that are invested in a Permitted Account Investment shall be credited by the Depositary to the relevant Project Account from which such funds have been invested and shall be deemed to be held on deposit in such Project Account for all purposes of this Agreement.

6.4 Limitation of Liability. None of the Agents, the Depositary nor any other Secured Party shall have liability for any loss in investment of funds in any Project Account invested in Permitted Account Investments in accordance with this Article VI (including any loss resulting from any investment direction by any Secured Party, except as provided in Section 9.12(a)(iv) in the case of the Depositary, Section 9.5(a)(iv) in the case of the Collateral Agent and Section 9.3(a)(iv) of the Credit Agreement in the case of the Administrative Agent) or any loss, cost or penalty incurred in connection with any liquidation, termination or withdrawal of, or from, any such Permitted Account Investment in accordance with the exercise of remedies hereunder or otherwise, except as provided in Section 9.12(a)(iv) in the case of the Depositary, Section 9.5(a)(iv) in the case of the Collateral Agent and Section 9.3(a)(iv) of the Credit Agreement in the case of the Administrative Agent. The Depositary shall have no obligation to invest or reinvest the funds if deposited with the Depositary after 11:00 a.m. New York time on such day of deposit. Neither the Agents nor the Depositary shall have any responsibility for any investment losses resulting from the investment, reinvestment or liquidation of the funds. Any interest or other income received on such investment and reinvestment of the funds shall become part of the funds and any losses incurred on such investment and reinvestment of the funds shall be debited against the funds. If a selection is not made and a written direction not given to the Depositary, the funds shall remain uninvested with no liability for interest therein. It is agreed and understood that the entity serving as Depositary may earn fees associated with the investments outlined above in accordance with the terms of such investments. Notwithstanding the foregoing, the Depositary shall have the power to sell or liquidate the foregoing investments whenever the Depositary shall be required to release all or any portion of the funds pursuant hereto. In no event shall the Depositary be deemed an investment manager or adviser in respect of any selection of investments hereunder. It is understood and agreed that the Depositary or its affiliates are permitted to receive additional compensation that could be deemed to be in the Depositary’s economic self-interest for (a) serving as investment adviser, administrator, shareholder servicing agent, custodian or sub-custodian with respect to certain of the investments, (b) using affiliates to effect transactions in certain investments and (c) effecting transactions in investments.

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Article VII
GRANT OF SECURITY INTEREST

7.1 Collateral. As collateral security for the performance by each Loan Party of all of the Obligations, now existing or hereafter arising, each Loan Party hereby grants a security interest to the Collateral Agent for the benefit of the Secured Parties in all of such Loan Party’s right, title and interest in the following, whether now owned by such Loan Party or hereafter acquired and whether now existing or hereafter coming into existence (all being collectively referred to herein, after giving effect to the proviso at the end of this Section 7.1, as “Collateral”):

(a) all agreements, contracts and documents, including each Project Document, to which such Loan Party is a party, or of which such Loan Party is a beneficiary, as each such agreement, contract and document may be amended, supplemented or modified and in effect from time to time (such agreements, contracts and documents, including all exhibits and schedules thereto being, individually, an “Assigned Agreement” and, collectively, the “Assigned Agreements”), including: (i) all rights of such Loan Party to receive monies due and to become due under or pursuant to the Assigned Agreements, (ii) all rights of such Loan Party to receive proceeds of any insurance, bond, indemnity, warranty or guarantee with respect to the Assigned Agreements, (iii) all claims of such Loan Party for damages arising out of or for breach of or default under the Assigned Agreements and (iv) all rights of such Loan Party to terminate, amend, supplement, modify or waive performance under the Assigned Agreements, to perform thereunder and to compel performance and otherwise to exercise all remedies thereunder;

(b) all Permits now or hereafter held in the name, or for the benefit, of such Loan Party (provided that any Permit which by its terms or by operation of applicable Law (i) would become void, voidable, terminable or revocable or would be breached or defaulted under if mortgaged, pledged or assigned hereunder or if a security interest therein were granted hereunder or (ii) cannot legally be mortgaged, pledged, assigned or made subject to a security interest, is expressly excepted and excluded from the Lien and terms hereof to the extent necessary so as to avoid such voidness, avoidability, terminability, revocability, breach, default or illegality);

(c) all Project Accounts, any Local Operating Account and all Account Assets therein (including Security Entitlements carried therein);

(d) all Instruments, except for Instruments that are credited to a Securities Account that is not a Project Account;

(e) all Documents;

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(f) all Chattel Paper (whether tangible or electronic);

(g) all Inventory;

(h) all Equipment;

(i) all Fixtures, including those located upon or forming part of the Project site;

(j) all Goods not covered by the preceding clauses of this Section 7.1;

(k) all Letter-of-Credit Rights;

(l) the following (collectively, the “Subsidiary Equity Collateral”):

(i) the limited liability company interests in each Subsidiary Guarantor identified in Annex 1 and all other membership interests or shares of capital stock of whatever class of each Subsidiary Guarantor, in each case, now or hereafter owned by the Borrower in each Subsidiary Guarantor (collectively, the “Membership Interests”); and

(ii) all rights and benefits of the Borrower under each Subsidiary Guarantor LLC Agreement, including (1) all of the Borrower’s interest in the capital of each Subsidiary Guarantor, and all rights of the Borrower as the sole member of each Subsidiary Guarantor and, subject to Section 7.6 of the Credit Agreement, all rights to receive distributions, cash, instruments and other property from time to time receivable or otherwise distributable under each Subsidiary Guarantor LLC Agreement in respect of the Membership Interests, (2) to the extent applicable, all other payments due or to become due to the Borrower under each Subsidiary Guarantor LLC Agreement in respect of the Membership Interests, including all rights of the Borrower to receive proceeds of any insurance, indemnity, warranty or guaranty due to or with respect to its Membership Interests, (3) all claims of the Borrower for damages arising out of or for breach of or default under each Subsidiary Guarantor LLC Agreement, (4) the right of the Borrower to terminate each Subsidiary Guarantor LLC Agreement and to perform and exercise consensual or voting rights thereunder, including the right, if any, to manage each Subsidiary Guarantor’s affairs, to make determinations, to exercise any election or option or to give or receive any notice, consent, amendment, waiver or approval, and the right, if any, to compel performance and otherwise exercise all remedies thereunder and (5) all rights of the Borrower as the sole member of each Subsidiary Guarantor to all property and assets of each Subsidiary Guarantor (whether real property, inventory, equipment, contract rights, accounts, receivables, general intangibles, securities, instruments, chattel paper, documents, choses in action or otherwise);

(m) all other Securities;

(n) all General Intangibles (except for General Intangibles permitted to be credited to a Securities Account that is not a Project Account), Payment Intangibles and Software;

(o) all Commercial Tort Claims; and

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(p) all other tangible and intangible personal property whatsoever of such Loan Party, including all cash, products, rents, revenues, issues, profits, royalties, income, benefits, accessions, supporting obligations, additions, substitutions and replacements of and to any and all of the foregoing, including all Proceeds of and to any of the foregoing property described in the preceding paragraphs of this Section 7.1 (including any Proceeds of insurance thereon (whether or not the Collateral Agent is loss payee thereof)), and any indemnity, warranty or guarantee, payable by any reason of loss or damage to or otherwise with respect to any of the foregoing, and all causes of action, claims and warranties now or hereafter held by such Loan Party in respect of any of the items listed above;

provided that the Collateral shall not include, and no security interest is granted in the following (collectively, the “Excluded Assets”): (i) any lease, license, insurance policy (including any Proceeds of insurance thereon (whether or not the Collateral Agent is loss payee thereof)), contract or agreement to which such Loan Party is a party, any of its rights or interests thereunder or any assets subject thereto or any property rights of such Loan Party of any nature if the grant of the security interests hereunder shall constitute or result in (A) the abandonment, invalidation or unenforceability of any right, title or interest of such Loan Party therein or result in such Loan Party’s loss of use of such asset or (B) in a breach or termination, or the right to terminate pursuant to the terms of, or a default under, any such lease, license, contract, property rights or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable Law (including the Bankruptcy Code) or principles of equity); (ii) any lease, license, insurance policy (including any Proceeds of insurance thereon (whether or not the Collateral Agent is loss payee thereof)), contract, property rights or agreement to which such Loan Party is a party, any of its rights or interests thereunder or any assets subject thereto to the extent that any applicable Law prohibits the creation of a security interest thereon; provided that any such property described in the foregoing items (i) and (ii) shall be excluded from the Collateral and the grant of security interest hereunder only to the extent and for so long as the consequences specified above shall exist and shall cease to be so excluded and shall become subject to the security interest granted pursuant to this Agreement immediately and automatically, at such time as such consequence shall no longer exist; (iii) any equipment that is subject to a capitalized lease or a Lien securing purchase money obligations of such Loan Party that are, in each case, permitted to be incurred under the Loan Documents, to the extent that the contract or other agreement in which such Lien is granted (or in the documentation providing for such capitalized lease) prohibits or requires the consent of any person or entity other than such Loan Party as a condition to the creation of any other Lien on such equipment, but only, in each case, to the extent, and for so long as, the Indebtedness secured by the applicable Lien or the capitalized lease has not been repaid in full or the applicable prohibition (or consent requirement) has not otherwise been removed or terminated; (iv) motor vehicles, aircraft, rolling stock and vessels (as such terms are defined in the UCC) and any other assets subject to certificates of title, and (v) the Excluded Accounts.

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7.2 Certain Representations and Warranties. Each Loan Party represents and warrants to the Collateral Agent, for the benefit of the Secured Parties, that as of the date hereof and as of the Closing Date (where applicable both immediately before and immediately after giving effect to the Closing Date):

(a) except as changed in accordance with Section 8.6, its full and correct legal name, type of organization and jurisdiction of organization are correctly listed in Annex 2 and each such Loan Party has not, at any time prior to the date of this Agreement, changed its name;

(b) subject to Section 8.6, each such Loan Party’s mailing address and the address of its principal place of business, in each case, as at the date of this Agreement is correctly listed in Schedule 10.7. Such Loan Party has not, within the period of four (4) months prior to the date of this Agreement, changed its location (as defined in Section 9-307 of the UCC); and

(c) none of the Membership Interests constitutes a “security” or a “certificated security” under Article 8 of the UCC.

Article VIII
FURTHER ASSURANCES; REMEDIES

In furtherance of the grant of the pledge and security interest pursuant to Article VII, each Loan Party hereby agrees with the Collateral Agent, on behalf of the Secured Parties, as follows:

8.1 Delivery and Other Perfection. Each Loan Party, at its expense, shall:

(a) subject to the terms hereof, deliver to the Depositary any and all instruments deposited in or credited to the Project Accounts, endorsed and/or accompanied by such instruments of assignment and transfer in such customary form and substance as the Depositary or the Collateral Agent may reasonably request;

(b) give, execute, deliver, file, authorize, obtain and/or record any financing statement, notice, certificate, instrument, document, agreement, amendment, continuation statement, or other papers that may be necessary and reasonably requested by the Collateral Agent to create, preserve, perfect or validate the security interests granted pursuant hereto or to enable the Collateral Agent to exercise and enforce its rights hereunder with respect to its pledge and security interest; and

(c) keep full and accurate books and records relating to the applicable Collateral.

8.2 Other Financing Statements and Liens. Each Loan Party shall not (a) file or suffer to be on file, or authorize or permit to be filed or to be on file on its behalf, in any jurisdiction, any financing statement or like instrument with respect to the Collateral applicable to it in which the Collateral Agent is not named as the secured party for the benefit of the Secured Parties (other than with respect to Permitted Liens) or (b) cause or permit any Person on its behalf, other than the Collateral Agent, to have “control” (as defined in Sections 8-106, 9-104 or 9-106 of the UCC) of any of the Project Accounts or any Local Operating Account; provided that, to the extent the Borrower obtains knowledge of or receives notice of any filed financing statements filed without consent or approval of the Borrower with respect to the Collateral, it shall (i) promptly notify the Collateral Agent of such financing statements and (ii) promptly and in event within sixty (60) days of obtaining such knowledge or receiving such notice, take such commercially reasonable action as shall be necessary to terminate such financing statements and discharge any Liens (other than Permitted Liens) created thereby.

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8.3 Preservation of Rights. No Secured Party shall be required to take steps necessary to preserve any rights against prior parties to any of the Collateral.

8.4 Events of Default, Etc.

(a) Upon the occurrence and during the continuation of an Event of Default:

(i) each Loan Party shall, at the request of the Collateral Agent (acting at the direction of the Required Lenders), assemble the Collateral (or such portion of it as the Collateral Agent may designate) at such place or places designated in the Collateral Agent’s request, reasonably convenient to both the Collateral Agent and such Loan Party;

(ii) the Collateral Agent may (acting at the direction of the Required Lenders) make any compromise or settlement deemed desirable with respect to any of the Collateral and may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, any of the Collateral;

(iii) the Collateral Agent shall have all of the rights and remedies with respect to the Collateral of a secured party under the UCC (whether or not the UCC is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under the applicable Laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including the right, to the maximum extent permitted by Law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if the Collateral Agent were the sole and absolute owner thereof (and each Loan Party agrees to take all such action as may be appropriate to give effect to such right);

(iv) the Collateral Agent (acting at the direction of the Administrative Agent) may, in its name or in the name of the relevant Loan Party or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral granted to it, but shall be under no obligation to do so;

(v) the Collateral Agent (acting at the direction of the Administrative Agent) may, upon fifteen (15) days’ prior written notice to the relevant Loan Party of the time and place, with respect to the Collateral granted to it or any part thereof that shall then be or shall thereafter come into the possession, custody or control of the Collateral Agent, the other Secured Parties or any of their respective agents, sell, lease, assign or otherwise dispose of all or any part of such Collateral, at such place or places as the Collateral Agent deems best, and for cash or for credit or for future delivery, at public or private sale, without demand of performance or notice of intention to effect any such disposition or of the time or place thereof (except such notice as is required above or by applicable statute and cannot be waived), and the Collateral Agent or any Secured Party or anyone else who may be the purchaser, lessee, assignee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by Law, at any private sale) and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of such Loan Party any such demand, notice and right or equity being hereby expressly waived and released to the extent permitted by applicable Law. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned; and

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(vi) the Collateral Agent may, after the Loans have been declared immediately due and payable following an Event of Default and at the instruction of the Administrative Agent, make any drawings or demands on any outstanding Acceptable Credit Support Instruments in an amount equal to the entire remaining unutilized amount of such Acceptable Credit Support Instrument for purposes of repayment of any outstanding Obligations at such time.

(b) The Proceeds of each collection, sale or other disposition under this Section 8.4 shall be applied in accordance with the priorities set forth in Section 9.2.

(c) Each Loan Party recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933, and applicable state securities Laws, the Collateral Agent may, upon the occurrence and during the continuation of an Event of Default, be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Each Loan Party acknowledges that any such private sales may be at prices and on terms less favorable than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Collateral Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit the respective issuer thereof to register it for public sale. The Collateral Agent shall incur no liability as a result of the sale of all or any part of the Collateral at any private sale pursuant to this Section 8.4(c) conducted in a commercially reasonable manner in accordance with all applicable Laws.

(d) Notwithstanding anything to the contrary herein or any of the other Loan Documents, with respect to the exercise of any rights or remedies of any of the Secured Parties under any of the Consents, the Collateral Agent shall be the sole Secured Party permitted to take and continue any action under any Consent and, in doing so, shall act solely at the written direction of the Required Lenders.

8.5 Deficiency. If the proceeds of sale, collection or other realization of or upon the Collateral pursuant to Section 8.4 are insufficient to cover the costs and expenses of such realization and the payment in full of all Obligations, each Loan Party shall remain liable for any deficiency.

8.6 Locations; Names. Without at least ten (10) Business Days’ prior written notice to the Collateral Agent (or such shorter time as agreed by the Administrative Agent), each Loan Party shall not (a) change its location (as defined in Section 9-307 of the UCC) from the address for such Loan Party indicated in Schedule 10.7, (b) change its name, or the name under which it does business, from the name shown on Annex 2 or (c) change the jurisdiction in which it is organized from that in which it is organized on the date hereof (or on the date on which it becomes a party hereto).

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8.7 Private Sale. Subject to mandatory provisions under applicable Law, neither the Collateral Agent nor any of the other Secured Parties shall incur liability as a result of the sale of the Collateral, or any part thereof, at any private sale pursuant to Section 8.4. Each Loan Party hereby waives any claims against the Collateral Agent or any other Secured Party arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Obligations, even if the Collateral Agent accepts the first offer received and does not offer the Collateral to more than one offeree.

8.8 Attorney-in-Fact. Without limiting any rights or powers granted by this Agreement to the Collateral Agent, solely upon the occurrence and during the continuance of any Event of Default, the Collateral Agent is hereby appointed the attorney-in-fact of each Loan Party for the purpose of carrying out the provisions of this Article VIII and taking any action and executing any instruments that the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, so long as the Collateral Agent shall be entitled under this Article VIII to make collections in respect of the Collateral, the Collateral Agent shall have the right and power to receive, endorse and collect all checks made payable to the order of any Loan Party representing any dividend, payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.

8.9 Perfection. Each Loan Party shall file such financing statements and other documents in such offices in the United States of America as are legally required or otherwise necessary to perfect the security interests granted by Article VII. Without limiting the foregoing, each Loan Party authorizes UCC financing statements to be filed describing the Collateral as “all assets” or “all personal property” of such Loan Party, in each case, whether now owned or hereafter acquired.

8.10 Further Assurances. Each Loan Party agrees that, from time to time upon the written request of the Collateral Agent (acting at the direction of the Administrative Agent), such Loan Party will execute and deliver such further documents as are legally required or as the Collateral Agent may reasonably request to create, perfect or protect any security interest intended to be created by this Agreement or to facilitate the realization of the Collateral.

Article IX
ADMINISTRATION OF THE COLLATERAL; COLLATERAL AGENT AND Depositary Appointment

9.1 Administration of the Collateral. The Collateral Agent shall administer the Collateral in the manner contemplated by, and hold the Collateral and any Lien thereon for the benefit of the Secured Parties pursuant to, the terms of the Credit Agreement, this Agreement and any other Loan Document to which the Collateral Agent is a party. The Collateral Agent (acting at the direction of the Administrative Agent) shall exercise such rights and remedies with respect to the Collateral as are granted to it under the Credit Agreement, this Agreement, the other Loan Documents to which the Collateral Agent is a party and applicable Law.

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9.2 Application of Collateral Proceeds. (a) Upon the acceleration of the Loans, (b) if an Event of Default under Section 8.1(a) of the Credit Agreement has occurred and is continuing or (c) if at any time there shall be insufficient funds available to any Agent in accordance with the terms and conditions of the Loan Documents to pay all Obligations that are then due and payable, the proceeds of any collection, recovery, receipt, appropriation, realization or sale of any or all of the Collateral or the enforcement of any Loan Document shall be applied to the payment of the Obligations in the following order of priority:

(i) First, toward the payment pro rata of any costs, expenses, losses and indemnities of any of the Agents and the Depositary and any other amounts payable to the Agents and the Depositary under the Loan Documents then due and payable (including legal costs and costs and expenses incurred in connection with any realization or enforcement of the Collateral taken in accordance with the terms of the Loan Documents, but excluding any breakage costs), together with any unpaid fees of any Agent and the Depositary;

(ii) Second, toward the payment pro rata of any accrued interest and fees then due and payable, any other gross up amount and/or any other breakage costs then due and payable to the Lenders;

(iii) Third, toward the payment pro rata of any principal amount of Loans then due and payable to the Lenders;

(iv) Fourth, toward the payment pro rata of any and all other Obligations under the Loan Documents that are remaining after giving effect to the preceding provisions and are then due and payable to any Secured Party; and

(v) Fifth, any remaining proceeds to the Borrower or as a court of competent jurisdiction may otherwise direct.

9.3 Appointment and Authority. The Administrative Agent (on behalf of the Lenders) hereby designates and appoints Sumitomo Mitsui Banking Corporation to act as the Collateral Agent hereunder and under the other Loan Documents to which the Collateral Agent is party. The Collateral Agent hereby accepts the appointment and hereby agrees to act in relation to the Collateral on the terms and conditions set forth in the Loan Documents.

The Administrative Agent (on behalf of the Lenders) hereby authorizes the Collateral Agent to take such actions in the name and for the benefit of the Secured Parties under the provisions of the Loan Documents to which it is a party and to exercise such powers and perform such duties as are expressly delegated to the Collateral Agent by the terms of the Loan Documents to which it is a party, and to execute, deliver and perform each Loan Document to which it is party acting in the name (as may be necessary) and for the benefit of the Secured Parties.

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Except with respect to Section 9.8, (a) the provisions of this Article are solely for the benefit of the Collateral Agent and the other Secured Parties, and (b) none of the Loan Parties shall have any rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

9.4 Rights as a Lender. The Person serving as the Collateral Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Collateral Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Collateral Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Loan Parties or any Affiliate thereof as if such Person were not the Collateral Agent hereunder and without any duty to account therefor to the Lenders.

9.5 Exculpatory Provisions.

(a) The Collateral Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents to which it is a party, and its duties shall be administrative in nature. Without limiting the generality of the foregoing, the Collateral Agent:

(i) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(ii) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Collateral Agent is required to exercise as directed in writing by the Administrative Agent or the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Collateral Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Collateral Agent to liability or that is contrary to any Loan Document or applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law;

(iii) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Collateral Agent or any of its Affiliates in any capacity;

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(iv) shall not be liable for any action taken or not taken by it (A) with the consent or at the request or direction of the Administrative Agent or the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Collateral Agent shall believe in good faith shall be necessary) or (B) in the absence of its own gross negligence or willful misconduct, as determined by a court of competent jurisdiction in a final and nonappealable judgment. The Collateral Agent shall be deemed not to have knowledge of any Default, Event of Default or Trigger Event unless and until written notice describing such Default, Event of Default or Trigger Event (which notices shall state that it is a notice of Default, Event of Default or Trigger Event) is given to a responsible officer of the Collateral Agent by the Borrower or a Secured Party; and

(v) shall not be responsible for or have any duty to ascertain or inquire into (A) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (B) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (C) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, Event of Default or Trigger Event, (D) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Security Documents or (E) the value or the sufficiency of any Collateral.

(b) Without prejudice to Section 6.2 (and, for the avoidance of doubt, any earnings payable in respect of Permitted Account Investments by the issuer thereof), the Collateral Agent shall have no responsibility for interest or income on any funds held under the Loan Documents.

(c) Whether or not explicitly set forth therein, the rights, powers, protections, immunities and indemnities granted to the Collateral Agent herein shall apply to any document entered into the Collateral Agent in connection with its role as Collateral Agent under the Loan Documents. Each Secured Party authorizes and directs the Collateral Agent to enter into the Loan Documents to which it is a party on the date hereof on behalf of and for the benefit of such Persons.

(d) Except in the case where the Collateral Agent is instructed by the Administrative Agent (acting at the direction of the Required Lenders), the Collateral Agent shall not have any duty to (i) file or prepare any financing or continuation statements or record any documents or instruments in any public office for purposes of creating, perfecting or maintaining any Lien or security interest created under the Loan Documents; (ii) take any necessary steps to preserve rights against any parties with respect to any Collateral; or (iii) take any action to protect against any diminution in value of the Collateral.

(e) The Collateral Agent shall never be required to use, risk or advance its own funds or otherwise incur financial liability in the performance of any of its duties or the exercise of any of its rights and powers under the Loan Documents. In no event shall the Collateral Agent be liable, directly or indirectly, for any special, indirect, punitive or consequential damages (including without limitation lost profits), even if such Person has been advised of the possibility of such damages and regardless of the form of action. The Collateral Agent shall not be responsible for delays or failures in performance resulting from acts beyond its control. Such acts shall include, but not be limited to, acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations superimposed after the fact, fire, communication line failures, computer viruses, power failures, earthquakes, terrorist attacks or other disasters.

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(f) Delivery of reports, documents and other information to the Collateral Agent is for informational purposes only and the Collateral Agent’s receipt of the foregoing shall not constitute constructive knowledge of any event or circumstance or any information contained therein or determinable from information contained therein. Information contained in notices, reports or other documents delivered to the Collateral Agent and other publicly available information shall not constitute actual or constructive knowledge. Knowledge of or notices or other documents delivered to Sumitomo Mitsui Banking Corporation in any capacity shall not constitute knowledge of or delivery to Sumitomo Mitsui Banking Corporation in any other capacity under the Loan Documents or to any affiliate or other division of Sumitomo Mitsui Banking Corporation.

(g) Notwithstanding any provision of this Agreement or the other Loan Documents to the contrary, before taking or omitting any action to be taken or omitted by the Collateral Agent under the terms of this Agreement and the other Loan Documents, the Collateral Agent may seek the written direction of the Administrative Agent or the Required Lenders (which written direction may be in the form of an email), and the Collateral Agent is entitled to rely (and is fully protected in so relying) upon such direction. The Collateral Agent is not liable with respect to any action taken or omitted to be taken by it in accordance with such direction. If the Collateral Agent requests such direction with respect to any action, the Collateral Agent is entitled to refrain from such action unless and until it has received such direction, and such Person does not incur liability to any Person by reason of so refraining. In the absence of an express statement in the Loan Documents regarding which Secured Parties shall direct in any circumstance, the direction of the Required Lenders shall apply and be sufficient for all purposes.

(h) In each instance where the Collateral Agent is required to forward reports, documents or other information to the Secured Parties (other than the Administrative Agent and the Depositary), it shall be sufficient for the Collateral Agent to make such report, document or other information available on SyndTrak, DXSyndicate™, Intralinks, Debtdomain, Firmex or any similar website, and such information shall be deemed delivered upon posting.

(i) If at any time the Collateral Agent is served with any judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process (including, but not limited to, orders of attachment or garnishment or other forms of levies or injunctions or stays relating to the transfer of any Collateral), the Collateral Agent is authorized to comply therewith in any manner as it or its legal counsel of its own choosing deems appropriate; and if the Collateral Agent complies with any such judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process, the Collateral Agent shall not be liable to any of the parties hereto or to any other Person even though such order, judgment, decree, writ or process may be subsequently modified or vacated or otherwise determined to have been without legal force or effect.

(j) In connection with the delivery of any information to the Collateral Agent by any other Person to be used in connection with the preparation or distribution of calculations or reports, the Collateral Agent is entitled to conclusively rely on the accuracy of any such information and shall not be required to investigate or reconfirm its accuracy and shall not be liable in any manner whatsoever for any errors, inaccuracies or incorrect information resulting from the use of this information, in each case, in the absence of its own gross negligence or willful misconduct, as determined by a court of competent jurisdiction in a final and nonappealable judgment.

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(k) Whether or not so expressly stated therein, in entering into, or taking (or forbearing from) any action under pursuant to, the Loan Documents, the Collateral Agent shall have all of the rights, immunities, indemnities and other protections granted to it under this Agreement (in addition to those that may be granted to it under the terms of such other agreement or agreements).

(l) The Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under the UCC or otherwise, shall be to deal with it in the same manner as the Collateral Agent deals with similar property for the account of other customers in similar transactions. The Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of its powers. The powers conferred on the Collateral Agent are solely to protect its interest in the relevant Collateral and shall not impose any duty upon it to exercise any such powers.

(m) The Collateral Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Collateral Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Collateral Agent be responsible or liable to the other Secured Parties for any failure to monitor or maintain any portion of the Collateral.

(n) Notwithstanding anything else to the contrary, whenever reference is made in the Loan Documents to any discretionary action by, consent, designation, specification, requirement or approval of, notice, request or other communication from, or other direction given or action to be undertaken or to be (or not to be) suffered or omitted by the Collateral Agent or to any election, decision, opinion, acceptance, use of judgment, expression of satisfaction or other exercise of discretion, rights or remedies to be made (or not to be made) by the Collateral Agent, it is understood that in all cases the Collateral Agent shall be fully justified in failing or refusing to take any such action under the Loan Documents if it shall not have received such written direction, advice or concurrence of the Administrative Agent or the Required Lenders as it determines.

9.6 Reliance by Collateral Agent. The Collateral Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) reasonably believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Collateral Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. The Collateral Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in good faith in accordance with the advice of any such counsel, accountants or experts in the absence of its own gross negligence or willful misconduct, as determined in a non-appealable judgment by a court of competent jurisdiction.

9.7 Delegation of Duties. The Collateral Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Collateral Agent. The Collateral Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article IX shall apply to any such sub-agent and to the Related Parties of the Collateral Agent and any such sub-agent. The Collateral Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Collateral Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

9.8 Resignation and Removal of Collateral Agent.

(a) The Collateral Agent may at any time give notice of its resignation to the Secured Parties and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, subject, so long as no Event of Default has occurred and is continuing, to Borrower consent (such consent not to be unreasonably withheld or delayed), to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Collateral Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders), then the Borrower (so long as no Event of Default has occurred and is continuing and subject to the approval of the Administrative Agent, such approval not to be unreasonably withheld, conditioned or delayed) or the retiring Collateral Agent may (but shall not be obligated to), on behalf of the Secured Parties, appoint a successor Collateral Agent meeting the qualifications set forth above; provided that in no event shall such successor Collateral Agent be a Defaulting Lender. No removal or resignation of the Collateral Agent will become effective until the appointment of the successor Collateral Agent and until the successor Collateral Agent becomes a party to this Agreement by executing a joinder agreement assuming the rights and obligations of the outgoing Collateral Agent under the Loan Documents to which it is a party (the “Collateral Agent Replacement Effective Date”).

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(b) If the Person serving as Collateral Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders or (so long as no Event of Default has occurred and is continuing and subject to the approval of the Administrative Agent, such approval not to be unreasonably withheld, conditioned or delayed) the Borrower may, to the extent permitted by applicable Law, by notice in writing to the Borrower (if such notice is being given by the Required Lenders) and such Person, remove such Person as Collateral Agent. The Collateral Agent may be removed by the Required Lenders (i) upon thirty (30) days’ notice without cause or (ii) immediately upon notice, if there is a breach by the Collateral Agent of any of its duties or material obligations hereunder or under any other Loan Documents or for gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final, non-appealable order) in connection with the performance of its duties hereunder or under any other Loan Documents. In the case of any such removal pursuant to this Section, the Required Lenders shall have the right, subject, so long as no Event of Default has occurred and is continuing, to Borrower consent (such consent not to be unreasonably withheld or delayed), to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days (or such earlier day as shall be agreed by the Required Lenders), then the Borrower may (subject to the approval of the Administrative Agent, such approval not to be unreasonably withheld, conditioned or delayed) appoint a successor Collateral Agent meeting the qualifications set forth above. In the event that the Person serving as Collateral Agent is also serving as the Administrative Agent and/or the Depositary, on the date of its removal as Collateral Agent pursuant to this Section 9.8(b), such Person’s appointment as Administrative Agent and/or the Depositary shall automatically cease and terminate on the same date as it ceases to be the Collateral Agent, and the rights and obligations of the Administrative Agent and the Depositary (as the case may be) in connection with such termination shall be governed by Section 9.6(b) of the Credit Agreement and Section 9.15(b), respectively. With effect from the Collateral Agent Replacement Effective Date (1) the retiring or removed Collateral Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Collateral Agent on behalf of the Secured Parties under any of the Loan Documents, the retiring or removed Collateral Agent shall continue to hold such collateral security until such time as a successor Collateral Agent is appointed or deposit such security with a court of competent jurisdiction (at the expense of Lenders)) and (2) except for any indemnity payments or other amounts then owed to the retiring or removed Collateral Agent, all payments, communications and determinations provided to be made by, to or through the Collateral Agent shall instead be made by or to each Lender directly, until such time, if any, as the Required Lenders appoint a successor as provided for above. Upon the acceptance of a successor’s appointment hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Collateral Agent (other than any rights to indemnity payments or other amounts owed to the retiring or removed Collateral Agent as of the Collateral Agent Replacement Effective Date), and the retiring or removed Collateral Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents if not already discharged in accordance with the provisions of this Section. The fees payable by the Borrower to a successor shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring or removed Collateral Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article IX and Section 10.11 shall continue in effect for the benefit of such retiring or removed Collateral Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them (i) while the retiring or removed Collateral Agent was acting as Collateral Agent and (ii) after such resignation or removal for as long as any of them continues to act in any capacity hereunder or under the other Loan Documents, including (a) acting as collateral agent or otherwise holding any collateral security on behalf of any of the Lenders and (b) in respect of any actions taken in connection with transferring the agency to any successor Collateral Agent.

(c) Any Person into which the Collateral Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Collateral Agent shall be a party, or any Person succeeding to the business of the Collateral Agent shall be the successor of the Collateral Agent without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties hereto, except where an instrument of transfer or assignment is required by law to effect such succession, anything herein to the contrary notwithstanding.

(d) To the extent the Collateral Agent resigns or is removed pursuant to this Section 9.8 and a successor Collateral Agent has not been appointed by the Collateral Agent Replacement Effective Date, any party hereto may petition a court of competent jurisdiction to appoint a successor Collateral Agent for all purposes under the Loan Documents and put the Collateral at the disposal of such court of competent jurisdiction, and the appointment of such successor Collateral Agent shall be binding on all parties.

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9.9 Substitute Collateral Agent. If at any time the Collateral Agent shall reasonably determine that it shall be necessary to permit action to be taken hereunder, the Collateral Agent and the Borrower shall execute and deliver all instruments reasonably necessary to appoint any Person as a co-Collateral Agent or substitute Collateral Agent with respect to all or any portion of the relevant Collateral, in any case with such powers, rights, duties, obligations and immunities conferred upon the Collateral Agent hereunder as may be specified therein. If (a) the Borrower shall refuse to join in the execution of any such instrument within ten (10) Business Days of any written request therefor by the Collateral Agent or (b) the Administrative Agent has given written notice to the Collateral Agent that an Event of Default has occurred and is continuing, then in any such instance the Collateral Agent may act under the foregoing provisions without the concurrence of the Borrower; provided that, in the case of a refusal of the Borrower to consent within the ten (10) Business Day period described in clause (a) above, (i) the Borrower shall not be required to pay any additional fees, costs or expenses to any co-Collateral Agent appointed by the Collateral Agent and (ii) if the Collateral Agent elects to resign pursuant to Section 9.8 as a result of such refusal of the Borrower, the thirty (30) day period for advance notice of resignation under Section 9.8 shall be reduced by ten (10) Business Days.

9.10 The Depositary. The Loan Parties and the Collateral Agent hereby appoint Sumitomo Mitsui Banking Corporation to act as the Depositary hereunder, with such powers as are expressly delegated to the Depositary by the terms of this Agreement.

Except with respect to Section 9.15, (a) the provisions of this Article are solely for the benefit of the Depositary and the other Secured Parties, and (b) none of the Loan Parties shall have any rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Depositary is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

9.11 Rights as a Lender. The Person serving as the Depositary hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Depositary and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Depositary hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Affiliate thereof as if such Person were not the Depositary hereunder and without any duty to account therefor to the Lenders.

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9.12 Exculpatory Provisions.

(a) The Depositary shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents to which it is a party, and its duties shall be administrative in nature. Without limiting the generality of the foregoing, the Depositary:

(i) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(ii) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Depositary is required to exercise as directed in writing by the Administrative Agent, the Collateral Agent or the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Depositary shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Depositary to liability or that is contrary to any Loan Document or applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law;

(iii) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Depositary or any of its Affiliates in any capacity;

(iv) shall not be liable for any action taken or not taken by it (A) with the consent or at the request or direction of the Administrative Agent, the Collateral Agent, any Loan Party or the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Depositary shall believe in good faith shall be necessary) or (B) in the absence of its own gross negligence or willful misconduct, as determined by a court of competent jurisdiction in a final and nonappealable judgment. The Depositary shall be deemed not to have knowledge of any Default, Event of Default or Trigger Event unless and until written notice describing such Default, Event of Default or Trigger Event (which notices shall state that it is a notice of Default, Event of Default or Trigger Event) is given to a responsible officer of the Depositary by the Borrower or a Secured Party; and

(v) shall not be responsible for or have any duty to ascertain or inquire into (A) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (B) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (C) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, Event of Default or Trigger Event, (D) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Security Documents or (E) the value or the sufficiency of any Collateral.

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(b) Whether or not explicitly set forth therein, the rights, powers, protections, immunities and indemnities granted to the Depositary herein shall apply to any document entered into the Depositary in connection with its role as Depositary under the Loan Documents. Each Secured Party authorizes and directs the Depositary to enter into the Loan Documents to which it is a party on the date hereof on behalf of and for the benefit of such Persons.

(c) Except in the case where the Depositary is instructed by the Administrative Agent or the Collateral Agent (acting at the direction of the Administrative Agent), the Depositary shall not have any duty to (A) file or prepare any financing or continuation statements or record any documents or instruments in any public office for purposes of creating, perfecting or maintaining any Lien or security interest created under the Loan Documents; (B) take any necessary steps to preserve rights against any parties with respect to any Collateral; or (C) take any action to protect against any diminution in value of the Collateral.

(d) The Depositary shall never be required to use, risk or advance its own funds or otherwise incur financial liability in the performance of any of its duties or the exercise of any of its rights and powers under the Loan Documents. In no event shall the Depositary be liable, directly or indirectly, for any special, indirect, punitive or consequential damages (including without limitation lost profits), even if such Person has been advised of the possibility of such damages and regardless of the form of action. The Depositary shall not be responsible for delays or failures in performance resulting from acts beyond its control. Such acts shall include, but not be limited to, acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations superimposed after the fact, fire, communication line failures, computer viruses, power failures, earthquakes, terrorist attacks or other disasters.

(e) Delivery of reports, documents and other information to the Depositary is for informational purposes only and the Depositary’s receipt of the foregoing shall not constitute constructive knowledge of any event or circumstance or any information contained therein or determinable from information contained therein. Information contained in notices, reports or other documents delivered to the Depositary and other publicly available information shall not constitute actual or constructive knowledge. Knowledge of or notices or other documents delivered to Sumitomo Mitsui Banking Corporation in any capacity shall not constitute knowledge of or delivery to Sumitomo Mitsui Banking Corporation in any other capacity under the Loan Documents or to any affiliate or other division of Sumitomo Mitsui Banking Corporation.

(f) Notwithstanding any provision of this Agreement or the other Loan Documents to the contrary, before taking or omitting any action to be taken or omitted by the Depositary under the terms of this Agreement and the other Loan Documents, the Depositary may seek the written direction of the Administrative Agent or the Collateral Agent (acting at the direction of the Administrative Agent) or the Required Lenders (which written direction may be in the form of an email), and the Depositary is entitled to rely (and is fully protected in so relying) upon such direction. The Depositary is not liable with respect to any action taken or omitted to be taken by it in accordance with such direction. If the Depositary requests such direction with respect to any action, the Depositary is entitled to refrain from such action unless and until it has received such direction, and such Person does not incur liability to any Person by reason of so refraining. In the absence of an express statement in the Loan Documents regarding which Secured Parties shall direct in any circumstance, the direction of the Required Lenders shall apply and be sufficient for all purposes.

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(g) In each instance where the Depositary is required to forward reports, documents or other information to the Secured Parties (other than the Administrative Agent and the Collateral Agent), it shall be sufficient for the Depositary to make such report, document or other information available on SyndTrak, DXSyndicate™, Intralinks, Debtdomain, Firmex or any similar website, and such information shall be deemed delivered upon posting.

(h) If at any time the Depositary is served with any judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process (including, but not limited to, orders of attachment or garnishment or other forms of levies or injunctions or stays relating to the transfer of any Collateral), the Depositary is authorized to comply therewith in any manner as it or its legal counsel of its own choosing deems appropriate; and if the Depositary complies with any such judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process, the Depositary shall not be liable to any of the parties hereto or to any other Person even though such order, judgment, decree, writ or process may be subsequently modified or vacated or otherwise determined to have been without legal force or effect.

(i) In connection with the delivery of any information to the Depositary by any other Person to be used in connection with the preparation or distribution of calculations or reports, the Depositary is entitled to conclusively rely on the accuracy of any such information and shall not be required to investigate or reconfirm its accuracy and shall not be liable in any manner whatsoever for any errors, inaccuracies or incorrect information resulting from the use of this information, in each case, in the absence of its own gross negligence or willful misconduct, as determined by a court of competent jurisdiction in a final and nonappealable judgment.

(j) Whether or not so expressly stated therein, in entering into, or taking (or forbearing from) any action under pursuant to, the Loan Documents, the Depositary shall have all of the rights, immunities, indemnities and other protections granted to it under this Agreement (in addition to those that may be granted to it under the terms of such other agreement or agreements).

(k) The Depositary’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under the UCC or otherwise, shall be to deal with it in the same manner as the Depositary deals with similar property for the account of other customers in similar transactions. The Depositary shall be accountable only for amounts that it actually receives as a result of the exercise of its powers. The powers conferred on the Depositary are solely to protect its interest in the relevant Collateral and shall not impose any duty upon it to exercise any such powers.

(l) The Depositary shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Depositary’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Depositary be responsible or liable to the other Secured Parties for any failure to monitor or maintain any portion of the Collateral.

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(m) Notwithstanding anything else to the contrary, whenever reference is made in the Loan Documents to any discretionary action by, consent, designation, specification, requirement or approval of, notice, request or other communication from, or other direction given or action to be undertaken or to be (or not to be) suffered or omitted by the Depositary or to any election, decision, opinion, acceptance, use of judgment, expression of satisfaction or other exercise of discretion, rights or remedies to be made (or not to be made) by the Depositary, it is understood that in all cases the Depositary shall be fully justified in failing or refusing to take any such action under the Loan Documents if it shall not have received such written direction, advice or concurrence of the Administrative Agent or the Collateral Agent (acting at the direction of the Administrative Agent) or the Required Lenders as it determines.

9.13 Reliance by Depositary. The Depositary shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) reasonably believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Depositary also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. The Depositary may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in good faith in accordance with the advice of any such counsel, accountants or experts in the absence of its own gross negligence or willful misconduct, as determined in a non-appealable judgment by a court of competent jurisdiction.

9.14 Delegation of Duties. The Depositary may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Depositary. The Depositary and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article IX shall apply to any such sub-agent and to the Related Parties of the Depositary and any such sub-agent. The Depositary shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Depositary acted with gross negligence or willful misconduct in the selection of such sub-agents.

9.15 Resignation and Removal of Depositary.

(a) The Depositary may at any time give notice of its resignation to the Secured Parties and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, subject, so long as no Event of Default has occurred and is continuing, to Borrower consent (such consent not to be unreasonably withheld or delayed), to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Depositary gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders), then the Borrower (subject to the approval of the Administrative Agent, such approval not to be unreasonably withheld, conditioned or delayed) or the retiring Depositary may (but shall not be obligated to), subject, so long as no Event of Default has occurred and is continuing, to Borrower consent (such consent not to be unreasonably withheld or delayed), on behalf of the Secured Parties, appoint a successor Depositary meeting the qualifications set forth above; provided that in no event shall such successor Depositary be a Defaulting Lender. No removal or resignation of the Depositary will become effective until the appointment of the successor Depositary and until the successor Depositary becomes a party to this Agreement by executing a joinder agreement assuming the rights and obligations of the outgoing Depositary under the Loan Documents to which it is a party (the “Depositary Replacement Effective Date”).

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(b) If the Person serving as Depositary is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders or (so long as no Event of Default has occurred and is continuing and subject to the approval of the Administrative Agent, such approval not to be unreasonably withheld, conditioned or delayed) the Borrower may, to the extent permitted by applicable Law, by notice in writing to the Borrower (if such notice is being given by the Required Lenders) and such Person remove such Person as Depositary. The Depositary may be removed by the Required Lenders (i) upon thirty (30) days’ notice without cause or (ii) immediately upon notice, if there is a breach by the Depositary of any of its duties or material obligations hereunder or under any other Loan Documents or for gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final, non-appealable order) in connection with the performance of its duties hereunder or under any other Loan Documents. In the case of any such removal pursuant to this Section, the Required Lenders shall have the right subject, so long as no Event of Default has occurred and is continuing, to Borrower consent (such consent not to be unreasonably withheld or delayed), to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days (or such earlier day as shall be agreed by the Required Lenders), then the Borrower may (subject to the approval of the Administrative Agent, such approval not to be unreasonably withheld, conditioned or delayed) appoint a successor Depositary meeting the qualifications set forth above. In the event that the Person serving as Depositary is also serving as the Administrative Agent and/or the Collateral Agent, on the date of its removal as Depositary pursuant to this Section 9.15(b), such Person’s appointment as Administrative Agent and/or the Collateral Agent shall automatically cease and terminate on the same date as it ceases to be the Depositary, and the rights and obligations of the Administrative Agent and the Collateral Agent (as the case may be) in connection with such termination shall be governed by Section 9.6 of the Credit Agreement and Section 9.8(b), respectively. With effect from the Depositary Replacement Effective Date, (1) the retiring or removed Depositary shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Depositary on behalf of the Secured Parties under any of the Loan Documents, the retiring or removed Depositary shall continue to hold such collateral security until such time as a successor Depositary is appointed or deposit such security with a court of competent jurisdiction (at the expense of Lenders)) and (2) except for any indemnity payments or other amounts then owed to the retiring or removed Depositary, all payments, communications and determinations provided to be made by, to or through the Depositary shall instead be made by or to each Lender directly, until such time, if any, as the Required Lenders appoint a successor as provided for above. Upon the acceptance of a successor’s appointment hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Depositary (other than any rights to indemnity payments or other amounts owed to the retiring or removed Depositary as of the Depositary Replacement Effective Date), and the retiring or removed Depositary shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents if not already discharged in accordance with the provisions of this Section. The fees payable by the Borrower to a successor shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring or removed Depositary’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article IX and Section 10.11 shall continue in effect for the benefit of such retiring or removed Depositary, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them (i) while the retiring or removed Depositary was acting as Depositary and (ii) after such resignation or removal for as long as any of them continues to act in any capacity hereunder or under the other Loan Documents, including (a) acting as Depositary or otherwise holding any collateral security on behalf of any of the Lenders and (b) in respect of any actions taken in connection with transferring the agency to any successor Depositary.

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(c) Any Person into which the Depositary may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Depositary shall be a party, or any Person succeeding to the business of the Depositary shall be the successor of the Depositary without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties hereto, except where an instrument of transfer or assignment is required by law to effect such succession, anything herein to the contrary notwithstanding.

(d) To the extent the Depositary resigns or is removed pursuant to this Section 9.15 and a successor Depositary has not been appointed by the Depositary Replacement Effective Date, any party hereto may petition a court of competent jurisdiction to appoint a successor Depositary for all purposes under the Loan Documents and transfer the Account Assets as may be directed by such court, and the appointment of such successor Depositary shall be binding on all parties.

9.16 Collateral Matters.

(a) The Collateral shall be released automatically from any Liens securing any Obligations upon the Termination Date. In addition, the Collateral, or a portion thereof, as the case may be, shall be released automatically from any Liens securing any Obligations as follows: (i) upon any sale or other disposition of any Collateral (and, in the case of any such disposition the proceeds of which are required to be applied to any mandatory prepayment of the Obligations under any Loan Document, the receipt by any Loan Party of the proceeds thereof), (A) pursuant to the exercise of remedies by the Collateral Agent in accordance with this Agreement and the other applicable Security Documents, (B) pursuant to Section 363 of the Bankruptcy Code in connection with a bankruptcy or insolvency proceeding or other similar action with respect to any Loan Party, or (C) permitted by the terms of the Loan Documents; provided that the Liens on any such Collateral securing any Obligations shall attach to the proceeds of such Collateral; or (ii) upon any Collateral becoming an Excluded Asset.

(b) Each of the Secured Parties hereby authorizes the Collateral Agent to release any Lien on any Collateral in the circumstances described in Section 9.16(a). Any other release of any Lien encumbering any Collateral shall be made by the Collateral Agent at the direction of Required Lenders, subject to Section 10.5.

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(c) In each case as specified in Section 9.16(a), the Collateral Agent will, at the Borrower’s expense, execute and deliver to the Borrower such documents as the Borrower may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Security Documents.

9.17 Erroneous Payments.

(a) If the Collateral Agent or the Depositary, as applicable, (i) notifies a Secured Party or any Person who has received funds on behalf of a Secured Party (any such Secured Party or other recipient, a “Payment Recipient”) that the Collateral Agent or the Depositary, respectively, has determined in its sole discretion (whether or not after receipt of any notice under Section 9.17(b)) that any funds (as set forth in such notice from the Collateral Agent) received by such Payment Recipient from the Collateral Agent or the Depositary or any of their respective Affiliates were erroneously or mistakenly transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Secured Party or other Payment Recipient on its behalf) (any such funds, whether transmitted or received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and (ii) demands in writing the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Collateral Agent or the Depositary, as applicable, pending its return or repayment as contemplated below in this Section 9.17(a) and held in trust for the benefit of the Collateral Agent or the Depositary, respectively, and such Secured Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two (2) Business Days thereafter (or such later date as the Collateral Agent or the Depositary, as applicable, may, in its sole discretion, specify in writing), return to the Collateral Agent or the Depositary, as applicable, the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon (except to the extent waived in writing by the Collateral Agent or the Depositary, as applicable) in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Collateral Agent or the Depositary, as applicable, in same day funds at the greater of the Federal Funds Rate and a rate determined by the Collateral Agent or the Depositary, as applicable, in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Collateral Agent or the Depositary, as applicable, to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

(b) Without limiting Section 9.17(a), each Secured Party or any Person who has received funds on behalf of a Secured Party agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Collateral Agent or the Depositary (or any of their respective Affiliates) (i) that is in a different amount than, or on a different date from, that specified in this Agreement or in a notice of payment, prepayment or repayment sent by the Collateral Agent or the Depositary (or any of their respective Affiliates) with respect to such payment, prepayment or repayment, (ii) that is not consistent with the terms of this Agreement or was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Collateral Agent or the Depositary (or any of their respective Affiliates), or (iii) that such Secured Party, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), then in each such case:

(i) such Secured Party acknowledges and agrees that (A) in the case of clauses (i) or (ii), an error and mistake shall be presumed to have been made (absent written confirmation from the Collateral Agent or the Depositary, as applicable, to the contrary) or (B) an error and mistake has been made (in the case of clause (iii)), in each case, with respect to such payment, prepayment or repayment; and

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(ii) such Secured Party shall use commercially reasonable efforts to (and shall use commercially reasonable efforts to cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one (1) Business Day of its knowledge of the occurrence of any of the circumstances described in clauses (i), (ii) and (iii) such error) notify the Collateral Agent or the Depositary, as applicable, of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Collateral Agent or the Depositary, as applicable, pursuant to this Section 9.17(b).

For the avoidance of doubt, the failure to deliver a notice to the Collateral Agent or the Depositary, as applicable, pursuant to this Section 9.17(b) shall not have any effect on a Payment Recipient’s obligations pursuant to Section 9.17(b) or on whether or not an Erroneous Payment has been made.

(c) Each Secured Party hereby authorizes the Collateral Agent and the Depositary to set off, net and apply any and all amounts at any time owing to such Secured Party under any Loan Document, or otherwise payable or distributable by the Collateral Agent or the Depositary, as applicable, to such Secured Party under any Loan Documents with respect to any payment of principal, interest, fees or other amounts, against any amount that the Collateral Agent or the Depositary, as applicable, has demanded to be returned under Section 9.17(b).

(d) The parties hereto agree that (i) irrespective of whether the Collateral Agent or the Depositary, as applicable, may be equitably subrogated, in the event that an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Collateral Agent or the Depositary, as applicable, shall be subrogated to all the rights and interests of such Payment Recipient (and, in the case of any Payment Recipient who has received funds on behalf of a Secured Party, to the rights and interests of such Secured Party, as the case may be) under the Loan Documents with respect to such amount (the “Erroneous Payment Subrogation Rights”) and (ii) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower; provided that this Section 9.17(d) shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Obligations of the Borrower relative to the amount (and/or timing for payment) of the Obligations that would have been payable had such Erroneous Payment not been made by the Collateral Agent or the Depositary, as applicable; provided, further, that for the avoidance of doubt, clauses (i) and (ii) under this Section 9.17(d) shall not apply to the extent any such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Collateral Agent or the Depositary, as applicable, from the Borrower for the purpose of making such Erroneous Payment.

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(e) To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Collateral Agent or the Depositary, as applicable, for the return of any Erroneous Payment received, including, without limitation, any defense based on “discharge for value” or any similar doctrine.

(f) Each party’s obligations, agreements and waivers under this Section 9.17(f) shall survive the resignation or replacement of the Collateral Agent or the Depositary, any transfer of rights or obligations by, or the replacement of, any other Secured Party, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

Article X
MISCELLANEOUS

10.1 No Waiver; Remedies Cumulative. Subject to applicable Law, no failure or delay on the part of any Secured Party in exercising any right, power or privilege hereunder or under any other Loan Document and no course of dealing between the Borrower or any of its Affiliates, on the one hand, and any Secured Party, on the other hand, shall impair any such right, power or privilege or operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies herein or in any other Loan Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which any party thereto would otherwise have. No notice to or demand on any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of any Secured Party to any other or further action in any circumstances without notice or demand.

10.2 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

10.3 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and by their respective successors and permitted assigns. Each Loan Party shall not assign or transfer its rights or obligations hereunder without the prior written consent of the Administrative Agent. Neither any Agent nor the Depositary shall assign or transfer its rights or obligations hereunder other than in accordance with the Loan Documents to which it is party. Nothing in this Agreement, express or implied, shall give any Person, other than the parties hereto and their successors and permitted assigns hereunder, any benefit or any legal or equitable right or remedy under this Agreement.

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10.4 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective when it shall have been executed by the parties hereto and when each party hereto shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution”, “signed”, “signature”, “delivery” and words of like import in this Agreement shall be deemed to be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based record keeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signature in Global and National Commerce Act, the New York State Electronic Signatures and Records Act or any other similar state laws based on the Uniform Electronic Transactions Act.

10.5 Amendments, Etc.

(a) Subject to Section 10.1 of the Credit Agreement, this Agreement shall only be modified, amended or supplemented in writing and signed by each of the parties hereto.

(b) Notwithstanding Section 10.5(a), without the consent of any other Secured Party (other than the parties hereto), the parties hereto may (but shall have no obligation to) amend or supplement this Agreement to: (i) cure any ambiguity, error, omission, defect or inconsistency that is of a technical nature and not material (including correcting any typographical errors, drafting mistakes or other similar mistakes that do not modify the intended rights and obligations of the parties hereto); (ii) make any change that would provide any additional rights or benefits to the Secured Parties; (iii) make, complete or confirm any grant, perfection, protection, expansion or enhancement of any security interest in any Collateral or additional property to become Collateral permitted or required by this Agreement or any of the Security Documents or applicable Law to give effect to or protect any security interest for the benefit of the Secured Parties in any property or so that the security interests therein comply with applicable Law, including any release of any Collateral that is otherwise permitted under the terms of this Agreement and the Loan Documents; or (iv) establish any account or sub-account described in Section 2.1(b), to provide for deposits into and disbursements from any such account and matters reasonably related thereto.

10.6 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

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10.7 Notices; Effectiveness; Electronic Communications.

(a) Notices Generally.

(i) Except as otherwise provided in this Agreement, including in Section 10.7(b) below, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by electronic mail to the address or electronic mail address specified for the recipient in Schedule 10.7.

(ii) Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received. Notices and other communications delivered through electronic communications to the extent provided in Section 10.7(b) shall be effective as provided in such Section 10.7(b).

(b) Electronic Communications. Notices and other communications to each party hereunder may be delivered or furnished by electronic communication (including e-mail, FpML messaging, and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent. Each party hereto may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii), if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.

(c) The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of Borrower Materials or notices through the Platform, any other electronic messaging service, or through the Internet.

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(d) Change of Address, Etc. Each party hereto may change its address for notices and other communications hereunder by notice to the other parties hereto.

10.8 Reinstatement. The obligations of each Loan Party under this Agreement and any Lien created hereunder and under the other Security Documents shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Loan Party in respect of the Obligations is rescinded or must be otherwise restored by any holder of any of the Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and the Borrower agrees that it will indemnify each Secured Party on demand for all reasonable and documented costs and expenses (including fees of counsel) incurred by such Secured Party in connection with such rescission or restoration, including any such reasonable and documented costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar Law. This Section 10.8 shall survive the termination of this Agreement and the earlier removal or resignation of the Depositary or any Agent.

10.9 Termination. Subject to Section 10.8, upon the satisfaction and payment in full in cash and discharge in full of all Obligations and termination of all Commitments, this Agreement will automatically and immediately terminate, and, upon such termination, all rights and the Liens of the Collateral Agent in and to the Collateral shall automatically and immediately terminate and all rights to the Collateral and all assets held therein or credited thereto shall revert to the applicable Loan Party. Upon termination of this Agreement in accordance with the preceding sentence, the Administrative Agent (acting at the direction of the Required Lenders and on behalf of the Lenders holding Obligations immediately prior to such termination) shall provide written notice thereof to the Collateral Agent and the Depositary; provided that the Administrative Agent’s failure to give such notice will not affect the termination of this Agreement in accordance with the preceding sentence. Upon such termination, the Collateral Agent shall forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral and money received in respect thereof, to or on the order of the applicable Loan Party, at the expense and at the reasonable request of the Loan Parties. The Collateral Agent, at the request and expense of the Borrower, shall also execute and deliver to the Borrower upon such termination such UCC termination statements and such other documentation as shall be reasonably requested by the Borrower to effect the termination and release of the Liens on the Collateral. Upon termination of this Agreement, the Project Accounts will be closed and any funds on deposit therein shall be transferred at the written direction of the Borrower. The Loan Parties’ duties to the Agents and the Depositary as to compensation and indemnity pursuant to Section 10.11 shall survive termination of this Agreement.

10.10 Governing Law; Submission to Jurisdiction; Venue; Waiver of Jury Trial.

(a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(b) Any legal action or proceeding with respect to this Agreement shall, except as provided in Section 10.10(d), be brought in the courts of the State of New York in the County of New York or of the United States for the Southern District of New York and, by execution and delivery of this Agreement, each party hereto hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each party hereto agrees that a judgment, after exhaustion of all available appeals, in any such action or proceeding shall be conclusive and binding upon it, and may be enforced in any other jurisdiction, including by a suit upon such judgment, a certified copy of which shall be conclusive evidence of the judgment.

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(c) Each party hereto hereby irrevocably waives any objection that it may now have or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement brought in the Supreme Court of the State of New York, County of New York, or in the United States District Court for the Southern District of New York, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(d) Nothing in this Section 10.10 shall limit the right of the Secured Parties to refer any claim against any Borrower Party to any court of competent jurisdiction outside of the State of New York, nor shall the taking of proceedings by any Secured Party before the courts in one or more jurisdictions preclude the taking of proceedings in any other jurisdiction whether concurrently or not.

(e) EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AGREEMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO, OR THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE.

10.11 Depositary Fees; Expenses; Indemnity. Up to and including the Termination Date, the Borrower shall pay the Depositary an annual fee in an amount mutually agreed in a separate agreement between the Borrower and the Depositary. The obligation of the Loan Parties to pay the costs and expenses of, and to indemnify and hold harmless, the Depositary, the Collateral Agent and each other Secured Party (and their related “Indemnitees” as defined in Section 10.4(b) of the Credit Agreement) shall be as provided in Section 10.4 of the Credit Agreement, which Section 10.4 is incorporated herein by this reference, as if set forth in full herein. This Section 10.11, incorporating by reference Section 10.4 of the Credit Agreement, shall survive the termination of this Agreement or the resignation or removal of any Agent or the Depositary.

10.12 Entire Agreement. This Agreement, including the documents referred to herein, embodies the entire agreement and understanding of the parties hereto and supersedes all prior agreements and understandings of the parties hereto relating to the subject matter herein contained.

10.13 Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to be construed to confer upon, or to give to, any Person other than the parties hereto and their respective successors and assigns and Persons for whom the parties hereto are acting as agents or representatives, any right, remedy or claim under this Agreement or any covenant, agreement or stipulation hereof; and the covenants, stipulations and agreements contained in this Agreement are and shall be for the sole and exclusive benefit of the parties hereto and their respective successors and assigns and Persons for whom the parties hereto are acting as agents or representatives.

10.14 USA Patriot Act Section 326 Customer Identification Program. To help the government fight the funding of terrorism and money laundering activities, pursuant to Federal regulations that became effective on October 1, 2003, Section 326 of the USA PATRIOT Act requires all financial institutions to obtain, verify and record information that identifies each person establishing a relationship or opening an account. The parties to this Agreement and the Lenders agree that they will provide to each of the Collateral Agent and the Depositary such information as it may request, from time to time, in order for the Collateral Agent or the Depositary to satisfy the requirements of the USA PATRIOT Act, including but not limited to the name, address, tax identification number and other information that will allow it to identify the individual or entity who is establishing the relationship or opening the account, as the case may be, and may also ask for formation documents such as articles of incorporation or other identifying documents to be provided.

10.15 Court Orders. The Depositary is hereby authorized to obey and comply with all writs, orders, judgments or decrees issued by any court or administrative agency affecting any money, documents or things held by the Depositary. The Depositary shall not be liable to any of the parties hereto or any of the Secured Parties or their successors, heirs or personal representatives or any other Person by reason of the Depositary’s compliance with such writs, orders, judgments or decrees, notwithstanding such writ, order, judgment or decree is later reversed, modified, set aside or vacated.

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10.16 Treatment of Certain Information; Confidentiality.

(a) Each Agent agrees to maintain the confidentiality of the Information, except that Information may be disclosed (i) to its Affiliates, its auditors and its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (iii) to the extent required by applicable Laws or by any subpoena or similar legal process; provided that prior to such disclosure, the disclosing party is given prompt written notice (to the extent timely practicable and legally permitted) of the disclosure requirement so that it may take whatever action it deems appropriate, including intervention in any proceeding and the seeking of an injunction to prohibit such disclosure, except in the event counsel to the receiving party advises that such party is legally compelled to disclose such information without further delay, (iv) to any other party hereto, (v) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (vi) subject to an agreement containing provisions substantially the same as those of this Section 10.16(a), to (A) any assignee of, or any prospective assignee of, any of its rights and obligations under this Agreement or (B) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to any Loan Party and its obligations, this Agreement or payments hereunder in reliance on this clause (vi), (vii) on a confidential basis to (A) any rating agency in connection with rating the Borrower or the credit facilities provided under the Loan Documents or (B) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the credit facilities provided under the Loan Documents, (viii) to credit insurers providing credit insurance with respect to any Facility, (ix) with the consent of the Borrower or (x) to the extent such Information (A) becomes publicly available other than as a result of a breach of this Section 10.16(a) or (B) becomes available to such Agent or any of their respective Affiliates on a nonconfidential basis from a source other than any Loan Party.

(b) Each of the Agents acknowledges that (i) the Information may include material non-public information concerning any Loan Party or the Sponsor, as the case may be, (ii) it has developed compliance procedures regarding the use of material non-public information and (iii) it will handle such material non-public information in accordance with applicable Law, including Federal and state securities Laws.

10.17 Credit Agreement. The parties acknowledge that all of the rights, protections, immunities and powers (including, without limitation, the right to indemnification) applicable to Sumitomo Mitsui Banking Corporation as Administrative Agent under the Credit Agreement are hereby incorporated by reference and shall be applicable to the Administrative Agent under this Agreement as if fully set forth herein.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized officers all as of the date first above written.

APLD HPC HOLDINGS LLC,
as Borrower

By:	/s/ Saidal Mohmand
Name:	Saidal Mohmand
Title:	Authorized Person

APLD ELN-02 LLC,
as a Subsidiary Guarantor

By:	/s/ Saidal Mohmand
Name:	Saidal Mohmand
Title:	Authorized Person

APLD ELN-02 A LLC,
as a Subsidiary Guarantor

By:	/s/ Saidal Mohmand
Name:	Saidal Mohmand
Title:	Authorized Person

APLD ELN-02 B LLC,
as a Subsidiary Guarantor

By:	/s/ Saidal Mohmand
Name:	Saidal Mohmand
Title:	Authorized Person

APLD ELN-02 C LLC,
as a Subsidiary Guarantor

By:	/s/ Saidal Mohmand
Name:	Saidal Mohmand
Title:	Authorized Person

SUMITOMO MITSUI BANKING CORPORATION,
as Administrative Agent and as Collateral Agent

By:	/s/ Quynh Tran
Name:	Quynh Tran
Title:	Managing Director

[Signature page to Collateral Agency, Security & Depositary Agreement]

exhibit A

TO Collateral agency, security and depositary agreement

FORM OF Transfer CERTIFICATE

[Date]1

Sumitomo Mitsui Banking Corporation,
as Administrative Agent, Collateral Agent and Depositary

277 Park Avenue

New York, NY 10172

Attention:	Gregory Miller, James Briggs and Wunda Pangu
Phone:	[***]
Email:	[***]

Re: APLD HPC HOLDINGS LLC – Transfer Certificate

Ladies and Gentlemen:

1. This Transfer Certificate (the “Transfer Certificate”) is delivered to you pursuant to Section 4.1(b) of the Collateral Agency, Security and Depositary Agreement, dated as of February 11, 2025 (as amended, restated, modified or otherwise supplemented from time to time, the “CASDA”), among APLD HPC Holdings LLC, a Delaware limited liability company (the “Borrower”), Sumitomo Mitsui Banking Corporation, acting as administrative agent on behalf of the Lenders (in such capacity, together with its successors and permitted assigns in such capacity, the “Administrative Agent”), Sumitomo Mitsui Banking Corporation, acting as collateral agent on behalf of the Secured Parties (in such capacity and together with its successors and permitted assigns in such capacity, the “Collateral Agent”), and Sumitomo Mitsui Banking Corporation, acting as depositary on behalf of the Secured Parties (in such capacity and together with its successors and permitted assigns in such capacity, the “Depositary”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the CASDA.

2. This Transfer Certificate is being provided to you on a date falling at least three (3) Business Days (but not more than ten (10) days) prior to ______ __, 202_, the proposed transfer date (the “Transfer Date”).

3. Consistent with the terms of each Section of the CASDA identified in column (A) of Schedule 1, the Borrower hereby requests the withdrawal or transfer of funds on the Transfer Date set forth in column (B) of Schedule 1 from the account set forth in column (C) of Schedule 1 to the account or recipient set forth in column (D) or column (E), as applicable, of Schedule 1, in the amount set forth in column (F) of Schedule 1. Notwithstanding the foregoing sentence, the Borrower acknowledges that no such transfer shall be made to the extent the Administrative Agent indicates in column (G) of Schedule 1, and in accordance with the applicable Transfer Objection Notice, that it objects to such transfer, unless corrected in a Corrected Transfer Certificate.

1 To be delivered by no later than 11:00 a.m., New York time, at least three (3) Business Days (but not more than ten (10) days) prior to the requested date of transfer.

4. The undersigned hereby, solely in his capacity as a Responsible Officer of the Borrower, and not in his individual capacity, hereby certifies on behalf of the Borrower, as of the date hereof, as follows:

(a) None of the transfers or payments requested hereunder was the subject of any prior Transfer Certificate unless consented to in writing by the Administrative Agent.

(b) This Transfer Certificate conforms in all material respects to the requirements set forth in the CASDA.

(c) The withdrawal or transfer of funds set forth in Schedule 1 will be made for the purposes described in the relevant Section(s) of the CASDA specified in column (A) of Schedule 1.

[(d) With respect to the transfer of funds from the Construction Account (other than to the Project Account) requested hereby, attached hereto as Annex I are copies of invoices and other reasonably detailed supporting documentation with regard to the Project Costs in excess of $100,000 individually that the Borrower intends to pay pursuant to this Transfer Certificate.]2

[(e) With respect to the transfer of funds from the Construction Account (other than to another Project Account) requested hereby, if the Project Costs to be paid pursuant to such Transfer Certificate are for amounts due to a Construction Contractor, the Administrative Agent shall have received copies of duly executed acknowledgments of payments and partial releases of mechanics’ and materialmen’s liens, in form and substance reasonably acceptable to the Administrative Agent, from such Construction Contractor, to the extent provided to the applicable Loan Party pursuant to the Construction Contract; provided that such releases may be conditioned upon receipt of payment with respect to the work, services and materials to be paid for with the requested funds.]

[SIGNATURE PAGE FOLLOWS]

2 Include if applicable for transfers from the Construction Account with the proceeds of the Loans (other than to another Project Account).

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IN WITNESS WHEREOF, the undersigned has executed this Transfer Certificate on this __ day of _________, 20__.

APLD HPC HOLDINGS LLC

By:
Name:
Title:

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ANNEX I
To the Transfer Certificate

[TO BE ATTACHED]

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SCHEDULE 1

TO TRANSFER CERTIFICATE

The following parameters are applicable to this Schedule 1 to Transfer Certificate:

(A) Section references are to the applicable section of the CASDA, unless otherwise indicated.

(B) To the extent a particular line item indicated in any row of this Schedule 1 is not applicable for any Transfer Certificate, “N/A” shall be inserted in each column of such line item.

(C) The Administrative Agent may object to a transfer proposed in this Schedule 1 on the grounds that such transfer does not satisfy the requirements of the CASDA, such objection to be made (1) no later than two (2) Business Days prior to the proposed Transfer Date specified therefor in the below table and (2) by inserting “NO” in the rightmost column of the below table for any of the relevant line items (it being understood the Administrative Agent shall not have the right to object to transfers made pursuant to Item 3).

Date: [insert date of Transfer Certificate]

Item	CASDA Reference	Transfer Date	Transfer From	Transfer to	Wire Instructions / Address (if not a transfer to a Project Account)	Transfer Amount	Administrative Agent to Mark “NO” (if objectionable)
	(A)	(B)	(C)	(D)	(E)	(F)	(G)
1.	Sections 5.1(a) Transfers from the Construction Account
	Subject to Section 4.2, transfer monies from the Construction Account (or the applicable sub-account thereof) to pay Project Costs that are due and payable (or the Local Operating Account) (Section 5.1(a))		Construction Account

2.	Sections 5.3 Transfers from the Extraordinary Proceeds Account
	(a) In the case of Net Cash Payments for Events of Eminent Domain, transfer any Net Cash Payments with respect to any Event of Eminent Domain to the Administrative Agent for application, on such date, to the prepayment of the Loans in accordance with Section 2.4(b) of the Credit Agreement (Section 5.3(a))		Extraordinary Proceeds Account	Administrative Agent
(b) In the case of a Casualty Event (other than a Total Loss) where the Loss Proceeds will be applied for Restoration and/or be transferred to the Construction Account, subject to Section 4.2 of the CASDA:

(i)

in the event that the Net Cash Payments from such Casualty Event are less than or equal to $10,000,000, transfer monies from the Extraordinary Proceeds Account either to pay costs in connection with the Restoration or to the Construction Account in accordance with Section 5.3(b)(ii)(A) (Section 5.3(b)(ii)(A))

			Extraordinary Proceeds Account	[insert relevant recipients] [Construction Account][3]

3 Use if Borrower elects for Net Cash Payments to be transferred to Construction Account instead of for use in Restoration.

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Item	CASDA Reference		Transfer Date	Transfer From	Transfer to	Wire Instructions / Address (if not a transfer to a Project Account)	Transfer Amount	Administrative Agent to Mark “NO” (if objectionable)
	(A)		(B)	(C)	(D)	(E)	(F)	(G)
(ii)

in the event that the Net Cash Payments from such Casualty Event are greater than or equal to $10,000,000, transfer monies in the specified amount to pay costs in connection with the Restoration in accordance with the Restoration Plan in respect of such Casualty Event submitted to the Administrative Agent and approved by the Required Lenders (Section 5.3(b)(ii)(B))

				Extraordinary Proceeds Account	[insert relevant recipients][4]

	(C)	In the case of any Casualty Event where the Loss Proceeds are not permitted to be applied for Restoration, transfer moneys in the specified amount (which amount is the unapplied Net Cash Payments of Loss Proceeds from such Casualty Event) to the Administrative Agent to be applied as prepayment of the Loans on the next succeeding Transfer Date in accordance with Section 2.4(b) of the Credit Agreement (Section 5.3(b)(iii))		Extraordinary Proceeds Account	Administrative Agent for the account of each Lender

(d)

The Transfer Date is after completion of the Restoration transfer to the Construction Account moneys in the specified amount (which amount is the remaining Loss Proceeds in the Extraordinary Proceeds Account in excess of the Remaining Restoration Amounts) (Section 5.3(b)(iv))

				Extraordinary Proceeds Account	Construction Account

	(e)	The Transfer Date is after completion of the Restoration transfer moneys in the specified amount (which amount is the amount of related Loss Proceeds previously retained in the Extraordinary Proceeds Account to pay Remaining Restoration Amounts that are not needed for such purpose) to the Construction Account (Section 5.3(b)(iv))		Extraordinary Proceeds Account	Construction Account

	(f)	In the case of a Total Loss, transfer Net Cash Payments of the resulting Loss Proceeds to the Administrative Agent to be applied as prepayment of the Loans in accordance with Section 2.4(b) of the Credit Agreement (Section 5.3(b)(v))		Extraordinary Proceeds Account	Administrative Agent for the account of each Lender
	(g)	In the case of Title Event Proceeds, transfer monies in the specified amount to pay or reimburse costs and expenses necessary to remedy the applicable Title Event (Section 5.3(c)(i))		Extraordinary Proceeds Account	[insert relevant recipients]

	(h)	In the case of Title Event Proceeds, transfer monies in the specified amount (which amount is the amount of Title Event Proceeds received by the Borrower in respect of a Title Event which has not been remedied by the Borrower within 60 days after occurrence thereof) to the Administrative Agent to be applied as mandatory prepayment of the Loans in accordance with Section 2.4(b) of the Credit Agreement (Section 5.3(c)(ii))		Extraordinary Proceeds Account	Administrative Agent for the account of each Lender

	(i)	The remedy of the Title Event has been completed and the conditions set forth in Section 5.3(c)(i) of the CASDA are satisfied, transfer the specified amount (which is the remaining amount of Title Event Proceeds in excess of the Remaining Title Event Expenses) to the Construction Account (Section 5.3(c)(i))		Extraordinary Proceeds Account	Construction Account

	(j)	The remedy of the Title Event has been completed transfer the specified amount (which is monies previously reserved for Remaining Title Event Expenses in the Extraordinary Proceeds Account that are not needed for such purpose) to the Construction Account (Section 5.3(c)(i))		Extraordinary Proceeds Account	Construction Account

4.	Sections 5.4 Transfers from the Interest Reserve Account 1

	(a)	Subject to Section 4.2, transfer moneys in the specified amount to the parties specified to pay interest, fees, expenses and other amounts then due and payable under the Loan Documents (Section 5.4(a))		Interest Reserve Account	[Administrative Agent] [Lender] [insert relevant recipients]

4 Upon approval by Required Lenders of Restoration Plan submitted by Borrower to Administrative Agent.

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exhibit B

TO Collateral agency, security and depositary agreement

FORM OF Transfer OBJECTION NOTICE

[Date]

Sumitomo Mitsui Banking Corporation,
as Administrative Agent, Collateral Agent and Depositary

277 Park Avenue

New York, NY 10172

Attention:	Gregory Miller, James Briggs and Wunda Pangu
Phone:	[***]
Email:	[***]

Re: APLD HPC Holdings LLC – Transfer Objection Notice

Ladies and Gentlemen:

1. Reference is made to (a) the Collateral Agency, Security and Depositary Agreement, dated as of February 11, 2025 (as amended, restated, modified or otherwise supplemented from time to time, the “CASDA”), among APLD HPC Holdings LLC, a Delaware limited liability company (the “Borrower”), Sumitomo Mitsui Banking Corporation, acting as Administrative Agent on behalf of the Lenders (in such capacity, together with its successors and permitted assigns in such capacity, the “Administrative Agent”), Sumitomo Mitsui Banking Corporation, acting as Collateral Agent on behalf of the Secured Parties (in such capacity and together with its successors and permitted assigns in such capacity, the “Collateral Agent”), and Sumitomo Mitsui Banking Corporation, acting as Depositary on behalf of the Secured Parties (in such capacity and together with its successors and permitted assigns in such capacity, the “Depositary”); and (b) the Transfer Certificate dated [_], issued by the Borrower and attached hereto as Annex 1 (“Relevant Transfer Certificate”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the CASDA.

2. This Transfer Objection Notice (the “Transfer Objection Notice”) is delivered to you pursuant to Section 4.1(d)(i) of the CASDA.

3. As indicated in column (G) of the Relevant Transfer Certificate, we hereby object to the proposed transfer(s) set forth in clause(s) ____ of Item(s) ____ of the Relevant Transfer Certificate (the “Prohibited Transfer(s)”) for the following reason(s):

[insert rationale]

4. The Administrative Agent hereby directs the Depositary not to make the Prohibited Transfers until the Administrative Agent withdraws its objection to the Prohibited Transfers in accordance with Section 4.1(d)(i) of the CASDA.

B-1	Collateral Agency, Security
& Depositary Agreement

Very truly yours,

SUMITOMO MITSUI BANKING CORPORATION,
as Administrative Agent

By:
Name:
Title:

Cc:	APLD HPC Holdings LLC
Address:	3811 Turtle Creek Boulevard
Suite 2100
Dallas, Texas 75219
Email:	[***]

Cc:	Sumitomo Mitsui Banking Corporation, as Collateral Agent
Address:	277 Park Avenue
New York, NY 10172
Attention:	Gregory Miller, James Briggs and Wunda Pangu
Phone:	[***]
Email:	[***]

B-2	Collateral Agency, Security
& Depositary Agreement

ANNEX 1

Relevant Transfer Certificate

[See attached]

B-3	Collateral Agency, Security
& Depositary Agreement